Exhibit 99.1




                  TRITON ENERGY CORPORATION AND SUBSIDIARIES
                 INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                                                                                     PAGE

TRITON ENERGY CORPORATION AND SUBSIDIARIES:
      Report of Independent Accountants - December 31, 1994,
          May 31, 1994 and 1993                                                     F-2
      Report of Independent Accountants - May 31, 1992                              F-3
      Consolidated Statements of Operations - Seven months ended December 31, 1994
          and years ended May 31, 1994, 1993 and 1992                               F-4
      Consolidated Balance Sheets - December 31, 1994, May 31, 1994 and 1993        F-5
      Consolidated Statements of Cash Flows - Seven months ended December 31, 1994
          and years ended May 31, 1994, 1993 and 1992                               F-6
      Consolidated Statements of Shareholders' Equity - Seven months ended
          December 31, 1994 and years ended May 31, 1994, 1993 and 1992             F-7
      Notes to Consolidated Financial Statements                                    F-8


SCHEDULES:
II          -  Valuation and Qualifying Accounts - Seven months ended
                   December 31, 1994 and years ended May 31, 1994, 1993 and 1992  F-54
















All other schedules are omitted as the required information is inapplicable or presented in the consolidated financial statements or related notes

                      REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Triton Energy Corporation

In our opinion, the consolidated financial statements as of and for the seven months ended December 31, 1994 and as of and for the years ended May 31, 1994 and 1993 listed in the accompanying index present fairly, in all material respects, the financial position of Triton Energy Corporation and its subsidiaries at December 31, 1994 and May 31, 1994 and 1993, and the results of their operations and their cash flows for the seven months ended December 31, 1994 and the years ended May 31, 1994 and 1993 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in notes 1 and 4, the Company discontinued its aviation sales and services segment in June 1995 and its wholesale fuel products segment in 1993.
  The consolidated financial statements as of and for the seven month period ended December 31, 1994 and as of and for the years ended May 31, 1994 and 1993 have been restated to reflect the aviation sales and services segment as discontinued operations. In addition, the 1992 consolidated financial statements have been restated to reflect the aviation sales and services segment and the wholesale fuel products segment as discontinued operations. We have audited the adjustments that were applied to restate the 1992 consolidated financial statements. In our opinion, such adjustments are appropriate and have been properly applied to the 1992 consolidated financial statements.

As discussed in notes 6 and 12, respectively, the Company changed its methods of accounting for investments in marketable securities at May 31, 1994 and income taxes in 1993.




Price Waterhouse LLP
Dallas, Texas
February 14, 1995, except for Notes 1 and 4, as they relate to the discontinued operations of the aviation sales and services segment, which are dated as of August 24, 1995





                      REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Triton Energy Corporation

We have audited the consolidated statements of operations, shareholders' equity and cash flows of Triton Energy Corporation and subsidiaries for the year ended May 31, 1992 (before restatement for discontinued aviation sales and services operations and wholesale fuel products operations). In connection with our audit of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index for the year ended May 31, 1992. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Triton Energy Corporation and subsidiaries for the year ended May 31, 1992, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


KPMG  PEAT  MARWICK   LLP

Dallas, Texas
August 14, 1992
                  TRITON ENERGY CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)





                                                            SEVEN
                                                            MONTHS ENDED
                                                            DECEMBER 31,    YEAR ENDED MAY 31,
                                                                     1994                  1994        1993       1992

REVENUES:

  Sales and other operating revenues                        $      20,736   $            43,208   $  84,414   $ 90,724
  Gain on sale of Triton Canada common stock                          ---                47,865         ---        ---
  Other income                                                      4,585                16,321       5,948      6,479
                                                                   25,321               107,394      90,362     97,203
COSTS AND EXPENSES:
  Operating, including $2,075, $7,538 and $8,436 in the
     years ended May 31, 1994, 1993 and 1992 to affiliate          12,362                27,887      40,323     40,561
  General and administrative                                       15,997                30,429      34,590     33,728
  Depreciation, depletion and amortization                          7,339                19,821      45,053     39,624
  Writedown of assets and loss provisions                             984                45,754      99,883     48,805
  Interest                                                          7,754                 7,504       4,689        406
  Equity in (earnings) loss of affiliates, net                      4,102                  (645)     12,493     16,646
  Foreign exchange (gain) loss                                       (383)                 (252)        776      4,557
                                                                   48,155               130,498     237,807    184,327
            LOSS FROM CONTINUING OPERATIONS
             BEFORE INCOME TAXES, MINORITY INTEREST AND
             CUMULATIVE  EFFECT OF ACCOUNTING CHANGE              (22,834)              (23,104)   (147,445)   (87,124)
Income tax expense (benefit)                                        3,796                (6,536)    (43,881)    (1,937)
                                                                  (26,630)              (16,568)   (103,564)   (85,187)
Minority interest in loss of subsidiaries                             ---                11,971      27,055      3,854

            LOSS FROM CONTINUING OPERATIONS BEFORE
             CUMULATIVE EFFECT OF ACCOUNTING CHANGE               (26,630)               (4,597)    (76,509)   (81,333)

DISCONTINUED OPERATIONS:
  Loss from operations                                             (1,078)               (4,094)    (14,807)   (12,704)
  Loss on disposal                                                    ---                  (650)    (16,077)       ---
  Gain on public stock offering                                       ---                   ---      13,841        ---
            LOSS BEFORE CUMULATIVE EFFECT OF
             ACCOUNTING CHANGE                                    (27,708)               (9,341)    (93,552)   (94,037)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                ---                   ---       4,017        ---

            NET LOSS                                              (27,708)               (9,341)    (89,535)   (94,037)
DIVIDENDS ON PREFERRED STOCK                                          449                   ---         ---      1,386
            LOSS APPLICABLE TO COMMON STOCK                 $     (28,157)  $            (9,341)  $ (89,535)  $(95,423)

Weighted average common shares outstanding                         34,944                34,775      34,241     29,898

LOSS PER COMMON SHARE:
  Continuing operations                                     $       (0.78)  $             (0.13)  $   (2.23)  $  (2.77)
  Discontinued operations                                           (0.03)                (0.14)      (0.50)     (0.42)
  Cumulative effect of accounting change                              ---                   ---        0.12        ---

              NET LOSS                                      $       (0.81)  $             (0.27)  $   (2.61)  $  (3.19)

         See accompanying notes to consolidated financial statements.

                TRITON ENERGY CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED BALANCE SHEETS
                     (In thousands, except share data)



ASSETS                                                               DECEMBER  31,    MAY 31,     MAY 31,
                                                                               1994        1994        1993
CURRENT ASSETS:
   Cash and equivalents                                              $       22,341   $  69,005   $  52,939
   Short-term marketable securities                                          26,657      63,431      24,253
   Trade receivables                                                          6,087       6,454      11,317
   Other receivables                                                         12,401       8,125       5,399
   Inventories, prepaid expenses and other                                    6,391       4,095       6,570
   Net assets of discontinued operations                                        ---       4,566      21,789
            TOTAL CURRENT ASSETS                                             73,877     155,676     122,267
Long-term marketable securities                                              23,264      28,831         ---
Investments in unconsolidated affiliates                                     34,162      36,809      50,115
Property and equipment, at cost, net                                        399,658     308,498     330,151
Deferred income taxes                                                        34,486      34,426      25,000
Other assets                                                                 53,754      51,861      34,398
                                                                     $      619,201   $ 616,101   $ 561,931
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current installments of long-term debt                            $          257   $     312   $   3,440
   Short-term borrowings                                                     17,351       1,640       3,280
   Accounts payable and accrued liabilities                                  26,608      30,251      38,840
   Liabilities of discontinued operations                                       ---       6,700      31,360
   Deferred income taxes                                                        ---         ---       2,583
            TOTAL CURRENT LIABILITIES                                        44,216      38,903      79,503
Long-term debt, excluding current installments                              315,258     294,441     159,147
Deferred income taxes                                                        14,672      10,037      13,178
Deferred income and other                                                     7,860       9,298       9,100
Minority interest in subsidiaries                                               ---         ---      34,172
Redeemable preferred stock of subsidiary                                        ---         ---      11,399
Convertible debentures due to employees                                         ---         ---         ---

SHAREHOLDERS' EQUITY:
  Preferred stock, without par value; authorized 5,000,000 shares;
    issued 522,412 and 522,460 shares at December 31, 1994 and
    May 31, 1994, respectively, stated value $34.41                          17,976      17,978         ---
  Common stock, par value $1; authorized  200,000,000 shares;
    issued 35,577,009, 35,519,103 and 35,231,142 shares at
    December 31, 1994, May 31, 1994 and 1993, respectively                   35,577      35,519      35,231
  Additional paid-in capital                                                505,256     505,122     502,217
  Accumulated deficit                                                      (314,014)   (286,306)   (276,965)
  Foreign currency translation adjustment                                    (5,639)     (7,163)     (4,087)
  Other                                                                      (1,384)     (1,046)       (246)
                                                                            237,772     264,104     256,150
  Less cost of common shares in treasury                                        577         682         718
            TOTAL SHAREHOLDERS' EQUITY                                      237,195     263,422     255,432
Commitments and contingencies (note 19)
                                                                     $      619,201   $ 616,101   $ 561,931


The Company uses the full cost method to account for its oil and gas producing activities.
See accompanying notes to consolidated financial statements.


                  TRITON ENERGY CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)







                                                               SEVEN
                                                               MONTHS ENDED
                                                               DECEMBER 31,    YEAR ENDED MAY 31,
                                                                        1994                  1994        1993       1992
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                     $     (27,708)  $            (9,341)  $ (89,535)  $(94,037)
  Adjustments to reconcile net loss to net cash provided
(used) by operating activities:
    Depreciation, depletion and amortization                           7,587                20,490      50,742     42,826
    Amortization of debt discount                                      7,939                 7,852       7,810      2,178
    Gain on Input/Output, Inc. public stock offering                     ---                   ---     (13,841)       ---
(Gain) loss on sale of assets, net                                       201                (8,328)       (228)      (264)
    Gain on sale of Triton Canada common stock                           ---               (47,865)        ---        ---
    Equity in (earnings) loss of affiliates, net                       4,102                  (645)     13,600     15,742
    Writedown of assets and discontinued operations                      984                46,404     118,916     45,830
    Cumulative effect of accounting change                               ---                   ---      (4,017)       ---
    Deferred income taxes                                              4,569               (10,224)    (43,877)     1,044
    Minority interest in undistributed loss of subsidiaries              ---               (11,971)    (27,055)    (3,854)
    Other, net                                                         1,096                 2,735       4,591      8,305
    Changes in working capital:
      Marketable debt securities - trading                            10,429                   ---         ---        ---
      Receivables                                                     (3,064)               (1,797)     (5,759)    (5,048)
      Inventories, prepaid expenses and other                         (2,314)                1,268       5,604      3,985
      Net assets of discontinued operations                           (2,094)               (7,578)        ---        ---
      Accounts payable and accrued liabilities                         2,657               (12,126)    (10,103)    17,877
      Income taxes                                                    (6,398)                6,162      (1,429)   (12,089)
          Net cash provided (used) by operating activities            (2,014)              (24,964)      5,419     22,495
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures and investments                               (89,895)              (86,819)   (124,925)   (98,424)
  Purchases of investments and marketable securities                  (5,879)             (190,025)    (69,207)    (9,811)
  Proceeds from sale of investments and marketable securities         36,664               119,905      44,970     10,300
  Sales of property and equipment and other assets                       539                22,816       5,242      5,460
  Proceeds from Input/Output, Inc. public stock offering                 ---                   ---      24,144        ---
  Proceeds from sale of Triton Canada common stock                       ---                59,029         ---        ---
  Proceeds from sale of discontinued operations                        1,737                18,450         ---        ---
  Other, principally pledged securities in 1993                       (3,509)               (4,370)    (11,410)    (1,785)
          Net cash used by investing activities                      (60,343)              (61,014)   (131,186)   (94,260)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt                                         1,701               123,408     132,138      5,013
  Proceeds from short-term borrowings with
      maturities greater than three months                             7,671                   ---       9,117      5,050
  Short-term borrowings, net                                           8,040                (1,640)     (8,179)    (8,420)
  Payments on long-term debt                                            (212)               (3,150)    (10,492)   (22,877)
  Payments on debt associated with discontinued operations            (1,883)              (18,959)        ---        ---
  Issuance of common stock                                               639                 3,164       6,397    120,496
  Preferred dividends                                                   (449)                  ---         ---     (1,386)
  Other                                                                 (258)               (1,054)     (2,318)    (1,528)
          Net cash provided by financing activities                   15,249               101,769     126,663     96,348
Effects of exchange rate changes on cash and equivalents                 444                   275        (558)       537
Net increase (decrease)  in cash and equivalents                     (46,664)               16,066         338     25,120
CASH AND EQUIVALENTS AT BEGINNING OF YEAR                             69,005                52,939      52,601     27,481
CASH AND EQUIVALENTS AT END OF YEAR                            $      22,341   $            69,005   $  52,939   $ 52,601


         See accompanying notes to consolidated financial statements.

                     TRITON ENERGY CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                (In thousands)




                                                     SEVEN
                                                     MONTHS ENDED
                                                     DECEMBER 31,    YEAR ENDED MAY 31,
                                                              1994                  1994        1993        1992
PREFERRED STOCK:
  Balance at beginning of year                       $      17,978   $               ---   $     ---   $  65,738
  Redemption of $2 par value - issued fiscal 1986              ---                   ---         ---     (65,738)
  Purchase of minority interest in Triton Europe               ---                17,978         ---         ---
  Conversion of 5% preferred stock                              (2)                  ---         ---         ---
  Balance at end of year                                    17,976                17,978         ---         ---
COMMON STOCK:
  Balance at beginning of year                              35,519                35,231      34,649      21,497
  Conversion of $2 par value preferred stock                   ---                   ---         ---       3,321
  Exercise of employee stock options and debentures             58                   288         582         860
  Conversion of  Liquid Yield Options Notes                    ---                   ---         ---       5,274
  Conversion of 8 1/2%  Convertible Debentures                 ---                   ---         ---         697
  Issuance of common stock                                     ---                   ---         ---       3,000
  Balance at end of year                                    35,577                35,519      35,231      34,649
ADDITIONAL PAID-IN CAPITAL:
  Balance at beginning of year                             505,122               502,217     488,580     193,139
  Cash dividends, $2  par value preferred stock                ---                   ---         ---      (1,386)
  Cash dividends, 5% preferred stock                          (449)                  ---         ---         ---
  Conversion of $2 par value preferred stock                   ---                   ---         ---      61,635
  Exercise of employee stock options and debentures            464                 2,876       5,815      10,747
  Conversion of Liquid Yield Options Notes                     ---                   ---         ---      94,805
  Conversion of 8 1/2%  Convertible Debentures                 ---                   ---         ---      16,834
  Issuance of common stock                                     ---                   ---         ---     105,889
  Sale of the Company's stock by Crusader                      ---                   ---       3,920       6,917
  Utilization of tax loss carryforwards                        ---                   ---       3,920         ---
  Other, net                                                   119                    29         (18)        ---
  Balance at end of year                                   505,256               505,122     502,217     488,580
ACCUMULATED DEFICIT:
  Balance at beginning of year                            (286,306)             (276,965)   (187,430)    (93,393)
  Net loss                                                 (27,708)               (9,341)    (89,535)    (94,037)
  Balance at end of year                                  (314,014)             (286,306)   (276,965)   (187,430)
FOREIGN CURRENCY TRANSLATION ADJUSTMENT:
  Balance at beginning of year                              (7,163)               (4,087)      1,236       1,793
  Sale of Triton Canada                                        ---                (3,341)        ---         ---
  Adjustments due to translation changes                     1,524                   265      (5,323)       (557)
  Balance at end of year                                    (5,639)               (7,163)     (4,087)      1,236
OTHER, NET:
  Balance at beginning of year                              (1,046)                 (246)       (307)     (1,562)
  Valuation reserve on marketable securities                  (429)                 (955)        ---         ---
  Debt guarantee for ESOP                                      ---                   ---         307       1,255
  Adjustment for minimum pension liability                      91                   155        (246)        ---
  Balance at end of year                                    (1,384)               (1,046)       (246)       (307)
TREASURY STOCK:
  Balance at beginning of year                                (682)                 (718)       (715)       (709)
  Purchase of treasury stock                                    (3)                   (5)         (3)         (6)
  Transfer of shares to employee benefit plans                 108                    41         ---         ---
  Balance at end of year                                      (577)                 (682)       (718)       (715)

TOTAL SHAREHOLDERS' EQUITY                           $     237,195   $           263,422   $ 255,432   $ 336,013



                        See accompanying notes to consolidated
                                  financial statements.



                  TRITON ENERGY CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (AMOUNTS IN TABLES IN THOUSANDS, EXCEPT FOR SHARE DATA)

 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 BUSINESS ACTIVITIES

Triton Energy Corporation (together with its majority-owned subsidiaries, the "Company") is an international oil and gas company primarily engaged in exploration and production activities. The Company's principal properties and operations are located in Colombia, France, Malaysia-Thailand, other Latin American and Asian countries, Europe, Australia and North America, with a significant portion of its proved reserves located in Colombia.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company. All significant intercompany balances and transactions have been eliminated in consolidation. Investments in 20% to 50% owned affiliates in which the Company exercises significant influence over operating and financial policies are accounted for using the equity method. Investments in less than 20% owned affiliates are accounted for using the cost method.

 CASH EQUIVALENTS

  Cash equivalents are highly liquid investments purchased with an original maturity of three months or less.

 INVESTMENTS IN MARKETABLE SECURITIES

Investments in marketable debt securities are reported at fair value except for those investments that management has the positive intent and the ability to hold to maturity. Investments available-for-sale are classified based on the stated maturity of the securities and changes in fair value are reported as a separate component of shareholders' equity. Trading investments are classified as current regardless of the stated maturity of the underlying securities and changes in fair value are reported in other income.
Investments that will be held-to-maturity are classified based on the stated maturity of the securities. Prior to May 31, 1994, the Company accounted for its investments in debt securities at amortized cost and classified such investments according to the stated maturity of the underlying securities.

     PROPERTY AND EQUIPMENT

The Company follows the full cost method of accounting for exploration and development of oil and gas reserves, whereby all productive and nonproductive costs are capitalized. Individual countries are designated as separate cost centers. All capitalized costs plus the undiscounted future development costs of proved reserves are depleted using the unit of production method based on total proved reserves applicable to each country. A gain or loss is recognized on sales of oil and gas properties only when the sale involves significant reserves.

Costs related to acquisition, holding and initial exploration of concessions in countries with no proved reserves are initially capitalized and periodically evaluated for impairment. The Company capitalizes internal costs directly identified with acquisition, exploration and development activities and does not include costs related to production, general overhead or similar activities.

  The net capitalized costs of oil and gas properties for each cost center, less related deferred income taxes, cannot exceed the sum of (i) the estimated future net revenues from the properties, discounted at 10%; (ii) unevaluated costs not being amortized; and (iii) the lower of cost or estimated fair value of unproved properties being amortized; less (iv) income tax effects related to differences between the financial statement basis and tax basis of oil and gas properties.

The estimated costs, net of salvage value, of dismantling facilities or projects with limited lives or facilities that are required to be dismantled by contract, regulation or law, and the estimated costs of restoration and reclamation associated with oil and gas operations are accrued during production and classified as a long-term liability.

 Support equipment and facilities are depreciated using the unit of production method based on total reserves of the field related to the support equipment and facilities. Other property and equipment, which includes furniture and fixtures, vehicles, aircraft and leasehold improvements, are depreciated principally on a straight-line basis over estimated useful lives ranging from 3 to 30 years.

 Repairs and maintenance are expensed as incurred and renewals and improvements are capitalized.

 ENVIRONMENTAL MATTERS

Environmental costs are expensed or capitalized depending on their future
economic  benefit.   Costs that relate to an existing condition caused by past
operations and have no future economic benefit are expensed. Liabilities for future expenditures of a noncapital nature are recorded when future environmental expenditures and/or remediation is deemed probable, and the costs can be reasonably estimated.

INCOME TAXES

Deferred tax liabilities or assets are recognized for the anticipated future tax effects of temporary differences between the financial statement basis and the tax basis of the Company's assets and liabilities using the enacted tax rates in effect at year end. A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized. Prior to June 1, 1992, the Company deferred the tax effects of timing differences between financial reporting and taxable income.

REVENUE RECOGNITION

Oil and gas revenues are recognized at the point of first measurement after production which is generally upon delivery into field storage tank/processing facilities or pipelines. Cost reimbursements arising from carried interests granted by the Company are revenues to the extent the reimbursements are contingent upon and derived from production. Obligations arising from net profits interest conveyances are recorded as operating expenses when the obligation is incurred.

 FOREIGN CURRENCY TRANSLATION

 The United States dollar is the designated functional currency for all of the Company's foreign operations, except for foreign operations of certain affiliates where the local currencies are used as the functional currency. The cumulative translation effects from translating balance sheet accounts from the functional currency into United States dollars at current exchange rates are included as a separate component of shareholders' equity.

DISCONTINUED OPERATIONS AND RECLASSIFICATIONS

 The Company discontinued its aviation sales and services segment in June 1995 and its wholesale fuel products segment in 1993 (see note 4). The Consolidated Statements of Operations have been restated to reflect the aviation sales and services segment as discontinued operations. In addition, the 1992 consolidated Statement of Operations has been restated to reflect the wholesale fuel products segment as discontinued operations.

Certain other previously reported financial information has been reclassified to conform to the current period's presentation.

EARNINGS (LOSS) PER COMMON SHARE

  Earnings (loss) per common share is based on the weighted average number of shares of common stock and common stock equivalents outstanding, unless the inclusion of common stock equivalents has an antidilutive effect. The Company's proportionate shares owned by Crusader Limited ("Crusader") are not considered outstanding for purposes of determining weighted average number of shares outstanding. Fully diluted earnings (loss) per common share is not presented due to the antidilutive effect of including all potentially dilutive securities.

THE USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.

2.     CHANGE IN FISCAL YEAR END

In May 1994, the Company changed its fiscal year end from May 31 to December 31 effective January 1, 1995. These financial statements cover the Company's transition period for the seven months ended December 31, 1994.

The results of operations of the Company for the seven months ended December 31, 1994 and 1993 were as follows:

                                                  SEVEN MONTHS ENDED
                                                  DEC. 31, 1994         DEC. 31, 1993
                                                                            (UNAUDITED)

 Sales and other operating revenues               $            20,736   $                 30,992
 Total revenues                                                25,321                     88,964
 Gross profit (loss)                                               51                    (33,532)
 Income tax expense (benefit)                                   3,796                     (4,288)
 Earnings (loss) from continuing operations                   (26,630)                    18,383
 Earnings (loss) from discontinued operations                  (1,078)                    (2,731)
 Net earnings (loss)                                          (27,708)                    15,652
 Dividends on preferred stock                                     449                        ---
 Net earnings (loss) applicable to common stock               (28,157)                    15,652
 Earnings (loss) per common share:
     Continuing operations                                      (0.78)                      0.53
     Discontinued operations                                    (0.03)                     (0.08)
     Net earnings (loss) per common share                       (0.81)                      0.45


The results of operations for the seven months ended December 31, 1993 included a net after-tax benefit of $48 million, or $1.38 per common share, relating to the sales of the Company's Canadian subsidiary and certain working interest properties in the United States, which were partially offset by a writedown of oil properties in France of $12.8 million, after taxes and minority interest, or $0.37 per common share.

3.     PURCHASE OF THE TRITON EUROPE MINORITY INTEREST

On March 31, 1994, the Company acquired all of the outstanding shares not owned by the Company, representing the minority shareholders' 40.5% interest in Triton Europe plc ("Triton Europe"), in exchange for 522,460 shares of the Company's 5% Convertible Preferred Stock ("5% preferred stock"), with a value of $18 million, and $2.6 million in cash, including transaction costs. The transaction was recorded as a purchase, and accordingly, 100% of Triton Europe's operating results have been included in the Company's results of operations since March 31, 1994. The excess of the purchase price over the carrying value of the minority interest in Triton Europe of $3.5 million has been allocated to the full cost pools within Triton Europe.

 4.     DIVESTITURES AND DISCONTINUED OPERATIONS

In June 1995, the Company sold the assets of its subsidiary, Jet East, Inc., for $2.9 million in cash and a note and realized a loss of $1.4 million on the sale. The Company disposed of its remaining aviation operations in August 1995. The Company accrued $.6 million as of June 30, 1995 for costs associated with final disposal of the segment.

Summarized information for the aviation sales and services segment portion of discontinued operations follows:

                              SEVEN
                              MONTHS ENDED     YEAR ENDED MAY 31,
                              DEC. 31, 1994                   1994      1993       1992

Revenues                      $       16,117   $            12,885   $19,864   $ 28,707

Loss before income taxes      $       (1,078)  $            (4,094)  $(5,333)  $(10,263)
Income tax expense (benefit)             ---                   ---       ---        ---
Net loss                      $       (1,078)  $            (4,094)  $(5,333)  $(10,263)


  In the first quarter of fiscal 1994, the Company completed the sale of its 76% interest in the common stock of Triton Canada Resources Ltd. ("Triton
Canada").    The Company received net proceeds of $59 million on September 10,
1993 and recorded a gain of $47.9 million.

In August and October 1993, the Company sold its United States working interest properties for net proceeds of $19.5 million, resulting in a gain of
$7  million.   The properties that were sold accounted for approximately 55.7%
of discounted future net revenues associated with United States proved properties at May 31, 1993.

  In fiscal 1993, the Company initiated a plan to discontinue its remaining operations in the wholesale fuel products segment. An accrual for $16.1 million was recorded at May 31, 1993 as an estimate of the results of operations for discontinued operations during fiscal 1994 and the anticipated loss on disposal of the segment. An additional accrual of $.7 million was recorded at May 31, 1994 for estimated operating losses caused by closing the sale of several operating divisions later than originally anticipated. All operations have been sold.

Summarized information for the wholesale fuel products segment portion of discontinued operations follows:

                              SEVEN
                              MONTHS ENDED     YEAR ENDED MAY 31,
                              DEC. 31, 1994                   1994       1993       1992

Revenues                      $        8,820   $            81,383   $170,493   $108,476

Loss before income taxes      $       (2,070)  $           (14,422)  $ (9,657)  $ (4,518)
Income tax expense (benefit)               5                     7       (158)        28
Net loss                      $       (2,075)  $           (14,429)  $ (9,499)  $ (4,546)


 On August 12, 1992, the Company sold its remaining 26.9% interest in Input/Output, Inc. through a secondary public offering. The net proceeds from the offering were $24.1 million and resulted in a net gain on the disposition of $13.8 million. The Company's equity in the earnings of Input/Output, Inc. of $25,000 and $2 million for fiscal 1993 and 1992, respectively, has been included in discontinued operations.

 5.     WRITEDOWN OF ASSETS AND LOSS PROVISIONS

 Writedown of assets and loss provisions are summarized as follows:

                                       SEVEN
                                       MONTHS ENDED    YEAR ENDED MAY 31,
                                       DEC. 31, 1994                  1994     1993     1992

   Evaluated oil and gas properties    $          984  $            44,123  $65,354  $22,665
   Unevaluated oil and gas properties             ---                  251   25,817   13,113
   Other property and equipment                   ---                  ---      ---      545
   Inventory                                      ---                1,064      500      ---
   Investments and other assets                   ---                  316    2,712    2,532
   Litigation                                     ---                  ---    5,500    9,950

                                       $          984  $            45,754  $99,883  $48,805


 During fiscal 1994, the carrying amounts of the Company's evaluated oil properties in France were written down by $43.2 million through application of the ceiling limitation prescribed by the Securities and Exchange Commission (the "Commission" or "SEC") principally as a result of a temporary drop in oil prices and a downward revision in estimated reserves.

  Included in the writedowns of evaluated and unevaluated properties during fiscal 1993 were $55.7 million and $11 million, respectively, of costs associated with operations in France and an $8.2 million writedown of unevaluated costs associated with onshore properties in the United Kingdom. These writedowns resulted from Triton Europe's decision to curtail certain exploration and development activities in Europe. As such, proved undeveloped reserves in Europe were reduced, thereby requiring a writedown of evaluated costs as a result of the SEC ceiling limitation for these properties. The writedowns of unevaluated costs in both France and the United Kingdom were associated with various license areas that were relinquished or allowed to expire.

Similar cutbacks in Indonesia resulted in writedowns of costs associated with evaluated properties of $8.7 million in fiscal 1993 and $13.7 million in fiscal 1992. Also, during 1992 writedowns were recorded in Gabon
(unevaluated, $7 million), the United States (evaluated, $2.2 million) and Canada (evaluated, $6.8 million).

In fiscal 1993, the Company settled or reached agreement to settle a number of lawsuits for which a loss provision of $5.5 million was recorded.

In August 1992, the Company's share of a lawsuit settlement with the Company's former controller was $9.5 million. A loss provision of $10 million, including an estimate of outstanding legal fees and other expenses, was recorded in fiscal 1992.
6.     INVESTMENTS IN MARKETABLE SECURITIES

 Effective May 31, 1994, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The cumulative effect of adopting this standard of $1 million was recorded as a valuation reserve in shareholders' equity at May 31, 1994.

The amortized cost and estimated fair value of held-to-maturity and available-for-sale marketable securities are as follows:

                     DEC. 31, 1994                         MAY 31, 1994
                                     GROSS                                 GROSS
                     AMORTIZED       UNREALIZED   MARKET   AMORTIZED       UNREALIZED   MARKET
                     COST            LOSSES       VALUE    COST            LOSSES       VALUE
Held-to-maturity:
Corporate and other
  debt securities    $        7,437  $        35  $ 7,402  $       38,528  $       262  $38,266

Available-for-sale:
Corporate and other
  debt securities            29,605        1,384   28,221          29,786          955   28,831
                     $       37,042  $     1,419  $35,623  $       68,314  $     1,217  $67,097



At December 31, 1994, all securities categorized as held-to-maturity were classified as short-term investments. The maturities for the securities available-for-sale range from one to three years with the exception of one floating rate investment totalling $2 million which has a stated maturity in excess of ten years. Trading investments of approximately $14 million and $25 million at December 31, 1994 and May 31, 1994, respectively, were included in short-term marketable securities.

7.     INVESTMENTS IN UNCONSOLIDATED AFFILIATES

A summary of investments in unconsolidated affiliates accounted for by the equity method follows:

                                                         DEC. 31,   MAY 31,   MAY 31,
                                                              1994      1994   1993

Crusader (49.9%)                                         $  34,162  $ 36,809  $  36,937
Aero  (28%)                                                    ---       ---      3,000
Transwest Gas Systems Ltd. (50% owned by Triton Canada)        ---       ---      9,647
Other                                                          ---       ---        531
                                                         $  34,162  $ 36,809  $  50,115


CRUSADER

Crusader is an Australian public company engaged in oil and gas exploration and production, coal processing and mining, and gas processing in Australia, Canada, Ireland, the United States and other areas. The Company's equity investment in Crusader's common stock was $26.2 million, $29.3 million and $29.9 million at December 31, 1994, May 31, 1994 and 1993, respectively. At December 31, 1994, May 31, 1994 and 1993, the Company's investment in Crusader also included $8 million, $7.5 million and $7.1 million, respectively, of convertible subordinated debentures issued by Crusader in 1989, which bear interest at 12% and are due January 31, 1999. The quoted market value of the Company's investment in Crusader's common stock and convertible subordinated debentures at December 31, 1994 was $53.1 million and $8.8 million, respectively.

At December 31, 1994, May 31, 1994 and 1993, Crusader owned approximately 3% of the Company's common stock. Crusader's investment in the Company, using the cost method of accounting, was $12.2 million, $11.6 million and $10.8 million at December 31, 1994, May 31, 1994 and 1993, respectively. The Company's investment in Crusader and additional paid-in capital have each been reduced to eliminate the Company's proportionate share of its common stock owned by Crusader. During 1993 and 1992, Crusader recognized gains of $4.6 million and $8.7 million, respectively, on the sale of 245,000 and 400,647 shares, respectively, of the Company's common stock. The Company's share of the sale proceeds has been credited to additional paid-in capital.

On April 28, 1994, Crusader issued $40.9 million aggregate principal amount of 6% Exchangeable Senior Notes due February 14, 2004 (the "6% Notes"). The 6% Notes are exchangeable at the option of the holder after July 27, 1994 into the shares of the Company's common stock held by Crusader at a price of $36.75 per share upon certain terms.

Summarized financial information for Crusader follows:

                                          DEC. 31,   MAY 31,   MAY 31,
                                               1994      1994      1993
    ASSETS
Current assets                            $  32,656  $ 37,656  $ 24,858
Noncurrent assets                           138,909   127,817   118,276

                                          $ 171,565  $165,473  $143,134
    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                       $  14,251  $ 15,741  $ 25,489
Noncurrent liabilities                       79,705    66,212    35,178
Minority interest in subsidiaries            12,628    12,907    12,807
Shareholders' equity                         64,981    70,613    69,660

                                          $ 171,565  $165,473  $143,134


Summarized financial information for Crusader continued:




                                                SEVEN
                                                MONTHS ENDED     YEAR ENDED MAY 31,
                                                DEC. 31, 1994                   1994       1993       1992

Revenues                                        $       22,535   $            40,193   $ 54,924   $ 95,784
Costs and expenses                                     (25,145)              (40,574)   (54,477)   (96,587)
Income tax (expense) benefit                            (6,934)                  476     (3,419)    (6,276)
Minority interest                                        1,052                   716        313      9,524
  Earnings (loss) before cumulative effect of
    accounting change                                   (8,492)                  811     (2,659)     2,445
Cumulative effect of accounting change                     ---                   ---      1,734        ---

  Net earnings (loss)                           $       (8,492)  $               811   $   (925)  $  2,445

Company's equity in earnings (loss) before
    cumulative effect of accounting change      $       (4,102)  $               554   $ (3,512)  $ (2,878)

Company's share of dividends                    $          ---   $               620   $    840   $    910


The Company's equity in undistributed earnings of Crusader accounted for by the equity method was approximately $20.7 million at December 31, 1994.

 AERO

Aero is a public company that provides aviation related services. The Company sold all of its interest in Aero except for 134,592 shares of series A preferred stock as of May 20, 1994. The Company received proceeds of $1.5 million and recorded a gain for the same amount. The Company loaned to Aero $.4 million, $2.7 million and $2 million in the years ended May 31, 1994, 1993 and 1992, respectively, and during the year ended May 31, 1994 retired a $6.9 million loan of Aero's that the Company had previously guaranteed and collateralized. No loans were outstanding at May 31, 1994. The Company's equity in Aero's loss (based on Aero's results of operations for each of the three years in the period ended March 31, 1994) was nil, $9.5 million and $14.1 million, in the years ended May 31, 1994, 1993 and 1992, respectively. The Company's equity in Aero's loss included loss provisions of $7.3 million and $11.8 million in the years ended May 31, 1993 and 1992, respectively, relating to the Company's investment in Aero's common and preferred stock and receivables from Aero.

8.     PROPERTY AND EQUIPMENT

 Property and equipment, at cost, are summarized as follows:

                                              DEC. 31,   MAY 31,   MAY 31,
                                                   1994      1994      1993


Oil and gas properties, full cost method:
    Evaluated                                 $ 684,222  $629,871  $725,996
    Unevaluated                                  99,330    97,169    66,600
  Support equipment and facilities               78,601    45,688    24,983
 Other                                           30,555    24,394    37,714

                                                892,708   797,122   855,293
 Less accumulated depreciation and depletion    493,050   488,624   525,142

                                              $ 399,658  $308,498  $330,151



The Company capitalizes interest on qualifying assets, principally unevaluated oil and gas properties and support equipment and facilities. Capitalized interest amounted to $11.8 million in the seven months ended December 31, 1994, and $16.9 million, $6.4 million and $6.5 million in the years ended May 31, 1994, 1993 and 1992, respectively. The Company capitalized general and administrative expenses of $9.5 million in the seven months ended December 31, 1994, and $11.2 million, $9 million and $10.4 million in the years ended May 31, 1994, 1993 and 1992, respectively.

 9.     OTHER ASSETS

 Other assets consisted of the following:

                                          DEC. 31,   MAY 31,   MAY 31,
                                               1994      1994      1993

Investment in Colombian pipelines         $  18,848  $ 11,108  $  7,567
Securities pledged to secure guarantees         ---    10,155    10,658
Central Llanos pipeline receivable           14,303     8,798     1,320
 Unamortized debt issue costs                 8,403     9,347     4,994
 Property held for sale                       3,754     3,821     3,399
 Cash surrender value of life insurance       3,714     3,210     2,398
Defined benefit plans - intangible asset      1,122     2,377     2,058
 Other                                        3,610     3,045     2,004

                                          $  53,754  $ 51,861  $ 34,398




  During December 1994, the Company's wholly owned subsidiary Triton Pipeline Colombia, Inc. ("Triton Pipeline") invested $7.7 million for its initial equity contribution to the newly formed pipeline company Oleoducto Central S.A. ("OCENSA"). OCENSA was formed to own and finance expanded pipeline and port facilities to be constructed and operated for the transport of crude oil from the Cusiana and Cupiagua fields to the port of Coveas.

In fiscal 1994 and 1993, Triton Colombia, Inc. ("Triton Colombia"), a wholly owned subsidiary of the Company, purchased interests totaling approximately 6.6% in Oleoducto de Colombia S.A. ("ODC"), a pipeline company in Colombia, for total consideration of $11.1 million. The purchases were made to secure the transport capacity for the Company's oil production in Colombia.

As part of the purchase of ODC, the Company has agreed to assume by counter guarantee, directly and proportionally to part of the interest purchased, the guarantees granted to bank creditors of ODC through Shell Petroleum Company Ltd. and Shell Overseas Trading Limited. Securities pledged to secure the guarantees have been replaced with letters of credit as of December 31, 1994.

Triton Colombia, along with its joint venture partners in the Company's Cusiana and Cupiagua fields in Colombia, committed to provide advances to upgrade the capacity of the Central Llanos pipeline that is owned by Empresa Colombiana de Petroleos ("Ecopetrol"). The Company advanced to Ecopetrol total costs of $21.3 million through December 31, 1994, including $7 million reflected in other receivables. The Company will recover this cost through lower pipeline tariffs as crude oil is transported through the pipeline. Upgrades to the pipeline and pump stations have been completed as of December 31, 1994.

  The Company amortizes debt issue costs over the life of the borrowing using the interest method. Amortization related to the Company's debt issue costs was $1.3 million in the seven months ended December 31, 1994 and $1.5 million, $.5 million and $.1 million in the years ended May 31, 1994, 1993 and 1992, respectively.

10.     ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

 Accounts payable and accrued liabilities are summarized as follows:

                                          DEC. 31,   MAY 31,   MAY 31,
                                               1994      1994      1993

 Accounts payable, principally trade      $   8,466  $  7,088  $  8,976
 Employee compensation and benefits           3,584     2,799     2,825
 Royalties and property taxes, franchise
    taxes and other taxes                     3,752     3,084     5,178
 Litigation and environmental matters         2,769     3,102     4,926
Joint venture billings                        2,657     3,000     9,656
Income taxes payable                             42     6,440       287
 Stock appreciation rights                    1,137     1,328     1,898
Other                                         4,201     3,410     5,094

                                          $  26,608  $ 30,251  $ 38,840



 11.     DEBT

 SHORT-TERM BORROWINGS

The Company borrowed $10 million on December 30, 1994 under a $25 million revolving credit facility with a bank which matures on March 30, 1995. The facility is secured by the stock of Crusader owned by the Company and bears interest at prime (8.5% at December 31, 1994) plus 1/2%. Certain restrictive covenants in the agreement limit the Company and its subsidiaries from selling certain assets.

During the seven months ended December 31, 1994, a wholly owned subsidiary renewed and increased its revolving credit facility with a bank to $10 million ($7.4 million outstanding at December 31, 1994), which is guaranteed by the Company. This facility bears interest at prime to prime plus 1/2% and matures on June 23, 1995, but may be extended at the sole discretion of the lender. Certain restrictive covenants in the agreement limit the Company and its subsidiaries from engaging in mergers, certain forms of indebtedness, certain investments and selling certain assets.

The weighted average interest rates on short-term borrowings outstanding were 8.8%, 7.25% and 6.5% as of December 31, 1994, May 31, 1994 and 1993,
respectively.

LONG-TERM DEBT

 A summary of long-term debt follows:

                                              DEC. 31,   MAY 31,    MAY 31,
                                                   1994       1994      1993

Senior Subordinated Discount Notes due 2000   $ 141,122  $ 133,505  $    ---
 Senior Subordinated Discount Notes due 1997    170,274    158,618   140,509
 Revolving credit facility                        1,700        ---     1,000
 Triton Canada revolving credit facility            ---        ---    15,630
Other notes and capitalized leases                2,419      2,630     5,448

                                                315,515    294,753   162,587
  Less current installments                         257        312     3,440

                                              $ 315,258  $ 294,441  $159,147







 On December 15, 1993, the Company completed the sale of $170 million in principal amount of 9 3/4% Senior Subordinated Discount Notes ("9 3/4% Notes") due December 15, 2000, providing net proceeds to the Company of approximately $124 million. The original issue price was 75.1% of par, representing a yield to maturity of 9 3/4%. No interest is payable on the 9 3/4% Notes during the first three years of issue. Commencing December 15, 1996, interest on the 9 3/4% Notes will accrue at the rate of 9 3/4% per annum and will be payable semi-annually on June 15 and December 15, beginning on June 15, 1997. The Indenture, as amended, for the 9 3/4% Notes contains financial covenants that include certain limitations on indebtedness, dividends, certain investments, transactions with affiliates, and engaging in mergers and consolidations. Additional provisions include optional and mandatory redemptions, and requirements associated with changes in control.

On November 13, 1992, the Company completed the sale of $240 million in principal amount of Senior Subordinated Discount Notes ("1997 Notes") due November 1, 1997, providing net proceeds to the Company of approximately $126 million. The original issue price was 54.76% of par, representing a yield to maturity of 12 1/2% per annum compounded on a semi-annual basis without periodic payments of interest. The Indenture, as amended, for the 1997 Notes contains financial covenants including certain limitations on indebtedness, dividends, certain investments, transactions with affiliates, mergers and consolidations. In addition, if the Company's consolidated net worth is less than $225 million for two consecutive quarters, the Company is required to offer to purchase 20% of the original principal amount of the 1997 Notes. Additional provisions include optional and mandatory redemptions, and requirements associated with changes in control.

As of December 31, 1994, the Company had a 7 1/2 year revolving credit facility with a bank with a borrowing base of $11.7 million. Borrowings bear interest at the London Interbank Offered Rate (6% at December 31, 1994) plus 3/4%. At December 31, 1994, the Company had utilized $11.1 million of the line of credit through borrowings of $1.7 million and issuances of letters of credit and other guarantees.

The aggregate maturities of long-term debt for the five years in the period ending December 31, 1999 are as follows: 1995 - $.3 million; 1996 - $.3 million; 1997 - $170.5 million; 1998 - $.3 million; and 1999 - $.3 million. The 1997 amount excludes accretion of interest on the 1997 Notes.

 12.     INCOME TAXES

  Effective June 1, 1992, the Company adopted SFAS No. 109, "Accounting for Income Taxes." The cumulative benefit of the change in fiscal 1993 was $4 million. For the year ended May 31, 1992, the provision was calculated in accordance with Accounting Principles Board Opinion No. 11 ("APB 11").

The components of earnings (loss) from continuing operations before income taxes, minority interest, and cumulative effect of accounting change are as

               SEVEN
               MONTHS ENDED     YEAR ENDED MAY 31,
               DEC. 31, 1994                   1994        1993       1992

United States  $      (23,197)  $            33,869   $ (40,068)  $(47,261)
Foreign                   363               (56,973)   (107,377)   (39,863)

               $      (22,834)  $           (23,104)  $(147,445)  $(87,124)

The components of the provision for income taxes on continuing operations are as follows:

                   SEVEN
                   MONTHS ENDED     YEAR ENDED MAY 31,
                   DEC. 31, 1994                   1994       1993      1992

  Current:
    United States  $           71   $                (8)  $   (411)  $    (6)
     Foreign                 (844)                3,696        176    (2,975)
  Deferred:
    United States             (61)               (9,426)   (21,080)      ---
     Foreign                4,630                  (798)   (22,566)    1,044

                   $        3,796   $            (6,536)  $(43,881)  $(1,937)



A reconciliation of the differences between the United States federal statutory tax rate and the Company's effective income tax rate follows:



                                                SEVEN
                                                MONTHS ENDED     YEAR ENDED MAY 31,
                                                DEC. 31, 1994                   1994       1993       1992

 Tax provision at statutory tax rate            $       (7,992)  $            (8,086)  $(50,131)  $(29,622)
 Increase (decrease) resulting from:
    United States losses without tax benefit              (378)               (1,433)    13,212     15,431
    Net change in valuation allowance                   28,336                 1,027    (21,080)       ---
    Items not related to current year earnings         (19,222)                  ---        ---        ---
    Foreign items  without tax benefit                   2,434                 4,350      6,053     12,930
    Tax on earnings of foreign subsidiaries                ---                   ---      8,065     (1,699)
    Federal tax rate change                                ---                (2,765)       ---        ---
    Other                                                  618                   371        ---      1,023
                                                $        3,796   $            (6,536)  $(43,881)  $ (1,937)


The deferred income tax provision for 1992 under APB No.11 resulted primarily from timing differences in the capitalization, depletion and writedown of costs relating to oil and gas properties.

The components of the net deferred tax asset and liability under SFAS 109 are as follows:

                                             DECEMBER 31, 1994               MAY 31, 1994               MAY 31, 1993
                                             U.S.                 FOREIGN    U.S.            FOREIGN    U.S.            FOREIGN
Deferred tax asset:
  Net operating loss carryforwards           $          105,250   $  9,963   $      96,054   $  8,884   $      84,625   $  4,944
  Depreciable/depletable property                           ---        ---             ---        ---           2,546        ---
  Credit carryforwards                                   17,175        ---          14,552        ---           3,135        ---
  Reserves                                                6,861        ---           5,354        ---           5,460        187
  Other                                                   1,941        524           2,035        316           2,060        705
Gross deferred tax asset                                131,227     10,487         117,995      9,200          97,826      5,836
Valuation allowances                                    (95,226)    (6,963)        (69,366)    (4,487)        (72,826)       ---
Net deferred tax asset                                   36,001      3,524          48,629      4,713          25,000      5,836

Deferred tax liability:
  Accruals                                                  ---        ---             ---        ---             ---     (3,475)
  Depreciable/depletable property                        (1,515)   (18,196)        (14,203)   (14,750)            ---    (18,122)

Total net deferred tax liability                         (1,515)   (18,196)        (14,203)   (14,750)            ---    (21,597)
Net deferred tax asset (liability)                       34,486    (14,672)         34,426    (10,037)         25,000    (15,761)
Less current deferred tax asset (liability)                 ---        ---             ---        ---             ---     (2,583)
Noncurrent deferred tax asset (liability)    $           34,486   $(14,672)  $      34,426   $(10,037)  $      25,000   $(13,178)


At December 31, 1994, the Company had net operating loss ("NOL") and depletion carryforwards for United States tax purposes of $241.1 million and $6.8 million, respectively. In addition, at December 31, 1994, certain subsidiaries had separate return limitation year ("SRLY") operating loss and depletion carryforwards of $59.6 million and $13.5 million, respectively, which are available to offset only the future taxable income of those subsidiaries. The depletion carryforwards are available indefinitely. The NOL and SRLY operating loss carryforwards expire from 1995 through 2009 as follows:

           NOLS       SRLYS
           EXPIRING   EXPIRING
           BY YEAR    BY YEAR

1995       $     ---  $   7,479
1996             758     11,602
1997          11,594     11,804
1998           8,809      8,437
1999           7,315     10,224
2000          20,713     10,045
2001-2009    191,900         32
Total      $ 241,089  $  59,623


If certain changes in the Company's ownership should occur, there would be an annual limitation on the amount of NOL carryforwards that can be utilized. To the extent a change in ownership does occur, the limitation is not expected to materially impact the utilization of such carryforwards.

The Company's share of the cumulative undistributed earnings of its consolidated foreign subsidiaries that is intended to be permanently reinvested, and on which no United States taxes have been provided, was approximately $5.6 million at December 31, 1994. Unrecognized deferred taxes on remittance of these funds are not expected to be material.

During the year ended May 31, 1993, the Company added $3.9 million to additional paid-in capital for United States tax benefits attributable to the utilization of net operating loss carryforwards. These carryforwards related to periods prior to the Company's corporate readjustments.

13.     EMPLOYEE BENEFITS

 PENSION PLANS

The Company has a defined benefit pension plan covering substantially all employees in the United States. The benefits are based on years of service and the employee's final average monthly compensation. Contributions are intended to provide for benefits attributed to past and future services. The Company also has a supplemental executive retirement plan ("SERP") that is unfunded and provides supplemental pension benefits to a select group of management or key employees.

  The funding status of the plans follows:

                                       DECEMBER 31, 1994              MAY 31, 1994              MAY 31, 1993
                                       DEFINED                        DEFINED                   DEFINED
                                       BENEFIT              SERP      BENEFIT         SERP      BENEFIT         SERP
                                       PLAN                 PLAN      PLAN            PLAN      PLAN            PLAN

Actuarial present value of benefit
  obligations:
   Vested benefit obligations          $            3,440   $ 3,345   $       3,669   $ 3,357   $       2,921   $ 3,069

   Accumulated benefit obligations     $            3,570   $ 3,345   $       3,819   $ 3,357   $       2,963   $ 3,449

Projected benefit obligations          $            4,136   $ 4,299   $       4,408   $ 4,241   $       3,487   $ 3,708
Plan assets at fair value, primarily
   listed stocks and United States
   government securities                            3,188       ---           3,475       ---           3,556       ---

Unfunded (funded) projected benefit
   obligations                                        948     4,299             933     4,241             (69)    3,708
Unrecognized net loss                                (576)     (157)           (696)     (401)           (633)     (504)
Prior service cost not yet recognized
   in net periodic pension cost                      (765)     (165)           (798)     (172)            ---       ---
Unrecognized net asset (liability) at
   adoption                                            15    (1,792)             16    (1,890)             18    (2,058)
Adjustment required to recognize
    minimum liability                                 760     1,160             889     1,579             ---     2,303

Accrued (prepaid) pension cost         $              382   $ 3,345   $         344   $ 3,357   $        (684)  $ 3,449



A summary of the components of pension expense follows:


                                               SEVEN            YEAR ENDED MAY 31,
                                               MONTHS ENDED
                                               DEC. 31, 1994                   1994    1993    1992

Service cost - benefits earned
   during the period                           $          454   $               733   $ 259   $ 177
Interest cost on projected benefit obligation             344                   553     463     455
Actual return on plan assets                              219                   111    (398)   (246)
Net amortization and deferral                            (256)                 (173)    296     162
                                               $          761   $             1,224   $ 620   $ 548







 The projected benefit obligations at December 31, 1994, May 31, 1994 and 1993 assume a discount rate of 8%, 7% and 7%, respectively, and a rate of increase in compensation expense of 5%, 5% and 6%, respectively. The impact of the change in the discount rate from 7% to 8% reduced the projected benefit obligation at December 31, 1994 for both the defined benefit plan and SERP by $.5 million. The impact of the change in the rate of increase in compensation expense from 6% to 5% reduced the projected benefit obligation of the defined benefit plan and SERP at May 31, 1994 by $.5 million and $.3 million, respectively. The expected long-term rate of return on assets is 9% for the defined benefit plan.

EMPLOYEE STOCK OWNERSHIP PLAN

 Effective January 1, 1994, the Company amended and restated the employee stock ownership plan to form a 401(k) plan ("the plan"). The Company recognizes expense relating to the plan based on actual amounts contributed since inception of the plan. The Company recognized expense of $.2 million during the seven months ended December 31, 1994 and $.2 million from inception to May 31, 1994. The Company used the shares allocated method prior to the January 1, 1994 amendment ($.3 million in 1993 and $1.3 million in 1992).

14.     REDEEMABLE PREFERRED STOCK OF SUBSIDIARY

Redeemable preferred stock of Triton Canada, a former subsidiary, for 1993 was shown net of the unamortized discounts recorded at the date of acquisition. Dividends on the redeemable preferred stocks are included in minority interest in the accompanying consolidated statements of operations. The principal terms and changes in the redeemable preferred stocks are summarized as follows:

                                                                   TRITON
                                         TRITON       TRITON       CANADA
                                         CANADA       CANADA       SENIOR
                                         PREFERRED    PREFERRED    PREFERRED
                                         SERIES A     SERIES B     SERIES 1     TOTAL

Liquidation value per share              C$20         C$10         C$10
Cumulative quarterly dividend per share  C$.4625      C$.30        C$.25
Shares outstanding - May 31, 1993           701,400      239,075      165,729
Redemption value at May 31, 1993         $   11,034   $    1,881   $    1,304   $14,219

Balance at May 31, 1991                  $    9,380   $    2,036   $    2,192   $13,608
Amortization and translation effect            (309)         (95)        (103)     (507)
Redemption                                      ---          (67)         (62)     (129)

Balance at May 31, 1992                       9,071        1,874        2,027    12,972
Amortization and translation effect            (332)        (115)         (73)     (520)
Redemption                                     (301)        (100)        (652)   (1,053)
Balance at May 31, 1993                  $    8,438   $    1,659   $    1,302   $11,399





15.     SHAREHOLDERS' EQUITY

 PREFERRED STOCK

In connection with the acquisition of the minority interest in Triton Europe, the Company designated a series of 550,000 preferred shares (522,460 shares issued) as 5% preferred stock, no par value, with a stated value of $34.41 per share. Each share of the Company's 5% preferred stock series is convertible into one common share, subject to adjustment in certain events. The 5% preferred stock is convertible anytime on or after October 1, 1994, and bears a fixed cumulative cash dividend of 5% per annum payable semi-annually on March 30 and September 30, commencing September 30, 1994. If not converted earlier, each 5% preferred share will be redeemed on March 30, 2004, either for cash, or at the option of the Company, for the Company's common stock.

 COMMON STOCK

Changes in issued common shares are as follows:

                                             SEVEN
                                             MONTHS ENDED
                                             DEC. 31,      YEAR ENDED MAY 31,
                                             1994                        1994        1993        1992

 Balance at beginning of period              35,519,103            35,231,142  34,649,148  21,497,255
 Conversion of $2 par value preferred stock  ---                          ---         ---   3,321,176
 Conversion of 5% preferred stock            48                           ---         ---         ---
 Exercise of employee stock options
    and debentures                           57,858                   287,961     581,994     859,824
 Conversion of liquid yield option notes     ---                          ---         ---   5,274,282
 Conversion of 8 1/2% convertible
    debentures                               ---                          ---         ---     696,611
 Issuance of common stock                    ---                          ---         ---   3,000,000

 Balance at end of period                    35,577,009            35,519,103  35,231,142  34,649,148




Changes in common shares held in treasury are as follows:

                                               SEVEN
                                               MONTHS ENDED
                                               DEC. 31,       YEAR ENDED MAY 31,
                                               1994                         1994     1993    1992

 Balance at beginning of period                54,354                     57,483   57,400  57,250
 Purchase of treasury stock                    98                            149       83     150
 Transfer of shares to employee benefit plans  (8,615)                    (3,278)     ---     ---
 Balance at end of period                      45,837                     54,354   57,483  57,400


 STOCK OPTIONS

  Options to purchase the Company's common stock have been granted to officers and employees under various stock option plans. Grants generally become exercisable in 25% cumulative annual increments beginning one year from the date of issuance and expire at the end of ten years. At December 31, 1994, 964,490 shares were available for grant under the plans. Pursuant to the 1992 stock option plan, each nonemployee director receives an option to purchase 15,000 shares each year. A summary of option transactions follows:

                                  NUMBER OF   OPTION PRICE
                                  SHARES      PER SHARE

Outstanding at May 31, 1991       1,523,649   $ 8.38 - 21.22
              Granted               787,500    19.88 - 52.50
              Exercised            (646,551)    8.38 - 21.22
              Cancelled             (20,274)   11.29 - 19.22

Outstanding at May 31, 1992       1,644,324     8.38 - 52.50
              Granted               680,000    28.25 - 41.88
              Exercised            (552,828)    8.38 - 35.00
              Cancelled             (50,090)   11.29 - 52.50

Outstanding at May 31, 1993       1,721,406     8.38 - 42.25
              Granted             1,414,800    28.63 - 33.50
              Exercised            (133,411)    8.38 - 16.25
              Cancelled            (336,250)    8.38 - 42.00

Outstanding at May 31, 1994       2,666,545     8.38 - 42.25
             Granted                544,500    30.75 - 36.25
             Exercised              (48,691)    8.38 - 11.50
             Cancelled              (87,500)   39.63 - 42.00

Outstanding at December 31, 1994  3,074,854     8.38 - 42.25




                     NUMBER OF  OPTION PRICE
                     SHARES     PER SHARE
Shares exercisable:
  May 31, 1992         313,437  $8.38 - 19.23
  May 31, 1993         564,402   8.38 - 42.25
  May 31, 1994         563,741   8.38 - 42.25
 December 31, 1994     873,551   8.38 - 42.25

The weighted average exercise price of options outstanding at December 31, 1994 was $33.80.

CONVERTIBLE DEBENTURE PLAN

 The Company has a convertible debenture plan under which key management personnel and others may purchase debentures that are convertible into shares of the Company's common stock. The aggregate number of common shares issuable upon conversion of the debentures cannot exceed 1,000,000 shares, subject to adjustment in certain events. Each debenture represents an unsecured, subordinated obligation due in seven to ten years and may be redeemed after three years at a redemption price of 120% of the principal amounts. The debentures outstanding at December 31, 1994 bear interest at the prime rate, have a conversion date of one year following the date of issuance and may be converted into the Company's common stock at a price of $25.13 per share, subject to adjustment in certain events. At December 31, 1994, 253,977 shares were available for grant under the plan.

The participants in the plan purchased debentures by delivery of promissory notes to the Company. The promissory notes are secured by the debentures that are held as security by the Company, are due on the earlier of 2004 or termination of employment and require annual interest payments equal to prime plus 1/8%. The debentures are reflected as a noncurrent liability, net of the related promissory notes, in the Consolidated Balance Sheets as follows:

                                       DEC. 31, 1994    MAY 31, 1994    MAY 31, 1993

 Convertible debentures due employees  $        6,281   $       6,355   $       1,906
Promissory notes                               (6,281)         (6,355)         (1,906)

                                       $          ---   $        $---   $        $---

 Number of shares outstanding                 250,000         259,167         163,717




 SHAREHOLDER RIGHTS PLAN

  In June 1990, the Company's board of directors adopted a Shareholder Rights Plan pursuant to which preferred stock purchase rights were issued to holders of its common stock at the rate of one right for each share of common stock held as of the record date, June 26, 1990. The rights become exercisable only if a holder acquires beneficial ownership of 15% or more or announces a tender offer for 15% or more of the Company's common stock. Each right not owned by such 15% holder entitles the holder under such circumstance to purchase shares of common stock having a value equal to twice the $40 exercise price. The Company may redeem the rights at $.01 per right at any time until the tenth day following the public announcement that a 15% position has been acquired. Unless the rights become exercisable, they will expire on June 26, 2000.

STOCK APPRECIATION RIGHTS PLAN

The Company has a stock appreciation rights ("SARs") plan which authorizes the granting of SARs to nonemployee directors of the Company. Upon exercise, SARs allow the holder to receive the difference between the SARs' exercise price and the fair market value of the common shares covered by SARs on the exercise date and expire at the earlier of ten years or a date based on the termination of the holder's membership on the board of directors. At December 31, 1994, May 31, 1994, 1993 and 1992, SARs covering 45,454, 55,454, 65,604 and 85,604 common shares, respectively, were outstanding. At December 31, 1994, exercise prices ranged from $8.00 to $13.20 per share, 45,454 shares were exercisable and 17,940 shares were available for future grant. Compensation expense (benefit) of $.1 million, $(.3 million), $.9 million and $3.4 million for the seven months ended December 31, 1994 and the years ended May 31, 1994, 1993 and 1992, respectively, was recorded based on the quoted market value of the shares and the exercise provisions.

 RESTRICTED STOCK PLAN

  The Company has a restricted stock plan that provides for the award of up to 50,000 common shares to eligible key officers and employees. At the November 11, 1993 annual meeting, this plan was amended to also serve as an employee stock purchase plan. At December 31, 1994, 39,415 shares were available for issuance under the plan.

CORPORATE READJUSTMENTS

  To permit payments of common stock dividends from future earnings without being penalized by an accumulated deficit, Article 4.13B of the Texas Business Corporation Act formerly provided that a company may, subject to its board of directors' approval, eliminate that deficit through application of additional paid-in capital. Pursuant to board of directors' approvals on January 12, 1987 and August 6, 1986, the Company eliminated accumulated deficits of $5.3 million at November 30, 1986 and $28.7 million at May 31, 1986.

16.     FAIR VALUE OF FINANCIAL INSTRUMENTS AND CREDIT RISK
CONCENTRATIONS

 FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

  Cash and cash equivalents - The carrying amount approximates fair value due to the short maturities of such instruments.

Marketable securities - Marketable securities consist primarily of marketable debt securities. Estimated fair value is determined by quoted market prices.

  Short- and long-term debt - The carrying amount of the Company's short-term bank borrowings and current portion of long-term debt approximates fair value.
  The fair values of the Company's senior subordinated debentures due in 1997 and 2000 are based on quoted market prices.

Redeemable preferred stock of subsidiary - The fair value of redeemable preferred stock of subsidiary is based on quoted market prices.


                               DEC. 31, 1994             MAY 31, 1994             MAY 31, 1993
                               CARRYING        FAIR      CARRYING       FAIR      CARRYING       FAIR
                               AMOUNT          VALUE     AMOUNT         VALUE     AMOUNT         VALUE

Financial assets:
   Marketable securities       $       49,921  $ 49,886  $      92,262  $ 92,000  $      24,253  $ 24,253
Financial liabilities:
  Long-term debt (including
  current portion)                    315,515   299,916        294,753   299,430        162,587   177,406
  Redeemable preferred stock
    of subsidiary                         ---       ---            ---       ---         11,399    13,771


 The Company entered into a foreign exchange contract in fiscal 1994 to purchase C$8.6 million to hedge exposure to a Canadian tax liability resulting from the sale of Triton Canada common stock. At May 31, 1994, the fair value of the foreign exchange contract, which matured in July 1994, was based on quoted rates for contracts with similar terms and maturity dates; however, such fair value was offset by gains on the tax liability hedged by the contract, so there was no significant difference between the recorded value and the fair value of the Company's net foreign exchange position.

CONCENTRATION OF CREDIT RISK

Financial instruments that are potentially subject to concentrations of credit risk consist of cash equivalents, marketable securities and receivables. The Company sells crude oil, natural gas, condensate and other oil and gas products to other oil and gas companies and government agencies. During the seven months ended December 31, 1994 and the years ended May 31, 1994, 1993 and 1992, a single customer in France accounted for 34%, 31%, 29% and 31%, respectively, and in Indonesia a single customer accounted for 12%, 13%, 10% and 10%, respectively, of consolidated sales and other operating revenues. The Company does not believe that the loss of any single customer or contract pursuant to which oil and gas is sold would have a long-term material adverse effect on its oil and gas revenues.

17.     OTHER INCOME

 Other income is summarized as follows:

                                   SEVEN
                                   MONTHS ENDED    YEAR ENDED MAY 31,
                                   DEC. 31, 1994                  1994    1993    1992

 Interest and dividends            $        4,144  $             6,598  $4,205  $4,768
Gain on sale of United States
   working interest properties                ---                7,028     ---     ---
Gain on sale of Aero common stock             ---                1,500     ---     ---
Other                                         441                1,195   1,743   1,711

                                   $        4,585  $            16,321  $5,948  $6,479


18.     STATEMENTS OF CASH FLOWS

 Supplemental disclosures of cash payments and noncash investing and financing activities follow:


                                                     SEVEN
                                                     MONTHS ENDED    YEAR ENDED MAY 31,
                                                     DEC. 31, 1994                  1994    1993      1992

Cash paid during the year for:
   Interest (net of amount capitalized)              $          ---  $               ---  $  ---  $  2,074
   Income taxes                                               5,557                  222   1,321    11,734

Noncash investing and financing
 activities:
   Preferred stock issued for purchase of Triton
       Europe minority interest                                 ---               17,978     ---       ---
   Conversion of long-term debt into common stock               ---                  ---     ---   119,921
   Conversion of preferred stock into common stock              ---                  ---     ---    65,568
   Sale of the Company's shares by Crusader                     ---                  ---   3,920     6,917
   Liabilities resulting from acquisitions                      ---                  ---   1,265     2,715
   Property and equipment exchanged for
       a long-term note receivable                              ---                1,980     ---       ---



19.     COMMITMENTS AND CONTINGENCIES

The Company is currently involved in the development of significant discoveries in the Cusiana and Cupiagua fields (the "Fields") of Colombia. The first two early production units at the central processing facility at Cusiana began operation in October and December 1994, with gross production reaching 90,000 barrels in early February 1995. Capital requirements for full field development of the Fields are expected to continue at substantial levels into 1997, but should be substantially covered by the proceeds from Colombian oil sales during this period.

Negotiations among the Company and the other working interest owners of the Fields and TransCanada PipeLines Colombia Limited and IPL Energy (Colombia) Limited led to the execution of certain agreements relating to OCENSA in December 1994.

The agreements contemplate that capitalization of OCENSA will be approximately 70% senior debt and 30% equity. OCENSA is expected to borrow all senior debt under four separate facilities, each of which would be severally and separately supported by performance obligations under various transportation, advance tariff and other agreements of one of the initial shipper group consisting of the Company, Ecopetrol, BP Exploration Company (Colombia) Limited and TOTAL. Proposals for the contemplated debt financing of OCENSA are being evaluated, although no commitments have been signed.

The Company's 9.6% share of OCENSA is owned through Triton Pipeline. The Company has guaranteed Triton Pipeline's performance under an equity subscription agreement with OCENSA.

The Company's capital budget for the year ending December 31, 1995 is approximately $175 million, excluding capitalized interest, of which approximately $100 million relates to the Fields and $29 million relates to Block A-18 of the Malaysia-Thailand Joint Development Area. The Company expects to meet the balance of its direct capital needs in 1995 and later years with cash on hand, marketable securities, increasing cash flow from Colombian operations, proceeds from asset sales (including possible forward sales of oil), and possibly the issuance of equity or other securities.

During the normal course of business, the Company is subject to the terms of various operating agreements and capital commitments associated with the exploration and development of its oil and gas properties. Many of these commitments are discretionary on the part of the Company. It is management's belief that such commitments, including the capital requirements in Colombia, discussed above, will be met without any material adverse effect on the Company's operations or consolidated financial condition.

The Company leases office space, other facilities and equipment under various operating leases expiring through 2009. Total rental expense was $1.3 million for the seven months ended December 31, 1994 and $2.6 million, $4 million and $5 million for the years ended May 31, 1994, 1993 and 1992, respectively, including rental expense for discontinued operations of $.1 million for the seven months ended December 31, 1994 and $.4 million, $1.5 million and $1.2 million for years ended May 31, 1994, 1993 and 1992, respectively. At December 31, 1994, the minimum payments required over the next five years and thereafter are as follows: 1995 - $2.8 million; 1996 - $2.7 million; 1997 - $2.1 million; 1998 - $1.7 million; 1999 - $1.6 million and thereafter - $1.8 million.

 GUARANTEES

  At December 31, 1994, the Company had guaranteed loans of approximately $7.7 million of a Colombian pipeline company in which the Company has an ownership interest and guaranteed performance of $9.1 million in future exploration expenditures in various countries. These commitments are backed by letters of credit, bank guarantees and pledged securities.

 REGULATORY MATTERS

  The Company continues to cooperate with inquiries by the Commission and the Department of Justice (the "Department") regarding possible violations of the Foreign Corrupt Practices Act in connection with the Company's operations in Indonesia. Based upon the information available to the Company to date, the Company believes that it will be able to resolve any issues that either the Commission or the Department ultimately might raise concerning these matters in a manner that would not have a material adverse effect on the Company's operations or consolidated financial condition.

ENVIRONMENTAL MATTERS

The Company is subject to extensive environmental laws and regulations. These laws regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum substances at various sites. Also, the Company remains liable for certain environmental matters that may arise from formerly owned fuel businesses that were involved in the storage, handling and sale of hazardous materials, including fuel storage in underground tanks. The Company believes that the level of future expenditures for environmental matters, including clean-up obligations, is impracticable to determine with a precise and reliable degree of accuracy. Management believes that such costs, when finally determined, will not have a material adverse effect on the Company's operations or consolidated financial condition. During the seven months ended December 31, 1994 and the years ended May 31, 1994, 1993 and 1992, the Company accrued nil, $4.4 million, nil and $1.2 million, respectively, for environmental costs.

     LITIGATION

  The Company is also subject to ordinary litigation that is incidental to its business, none of which is expected to have a material adverse effect on the Company's operations or consolidated financial condition.

20.     RELATED PARTY TRANSACTIONS

  Net assets of discontinued operations at May 31, 1993, and investment in affiliates at May 31, 1992, included $1.9 million and $1.7 million, respectively, due from Aero for fuel purchases. Total fuel sales to Aero were $1 million in fiscal 1994, $4 million in fiscal 1993 and $2.9 million in fiscal 1992. In fiscal 1992, the Company purchased certain equipment from Aero for $.5 million and leased the equipment back to Aero pursuant to an operating lease with annual rentals of $.1 million over a five-year term.

The Company charged Crusader $.3 million for the seven months ended December 31, 1994 and $.6 million for the years ended May 31, 1994, 1993 and 1992 for administrative services. Also during fiscal 1994, the Company was paid $1.2 million by Crusader for acting as agent in issuing its 6% Notes and recorded $.6 million as other income.

21.     GEOGRAPHIC DATA

The Company's oil and gas business is subject to operating risks normally associated with the exploration and production of oil and gas, including blowouts, cratering, pollution and acts of nature that could result in damage to oil and gas wells, production facilities or formations. In addition, oil and gas prices have fluctuated substantially over recent years as a result of numerous factors, including changes in worldwide production and demand levels, various worldwide political and economic events and other events which are outside of the Company's control.

The Company's principal properties and operations are located in Colombia and Malaysia-Thailand. The Company also has oil and gas interests in other Latin American and Asian countries, Europe, Australia and North America. Operating in foreign countries subjects the Company to inherent risks such as a loss of revenue, property and equipment from such hazards as expropriation, nationalization, war and other political risks, risks of increase of taxes and governmental royalties, renegotiation of contracts with governmental entities and changes in laws in policies governing operations of foreign based companies.

Information about the Company's operations by geographic area follows:

                                     SEVEN
                                     MONTHS ENDED
                                     DEC. 31,       YEAR ENDED MAY 31,
                                              1994                 1994     1993     1992

SALES AND OTHER OPERATING REVENUES:
Colombia                             $       6,249  $             5,911  $ 3,474  $   ---
France                                       9,179               17,494   30,897   37,844
Indonesia                                    3,174                7,186   10,449   12,146
United States                                2,134                5,629   16,838   16,897
Canada                                         ---                6,759   22,651   23,837
Other                                          ---                  229      105      ---
Consolidated                         $      20,736  $            43,208  $84,414  $90,724













Geographic data continued:



                                                  SEVEN
                                                  MONTHS ENDED
                                                  DEC. 31,        YEAR ENDED MAY 31,
                                                           1994                  1994        1993       1992
OPERATING PROFIT (LOSS):
Colombia                                          $        (192)  $              (503)  $    (672)  $   (759)
France                                                      722               (49,734)    (79,336)     2,319
Indonesia                                                   (75)               (4,582)    (10,425)   (13,181)
United States                                            (1,426)               (1,269)        383    (12,049)
Canada                                                      ---                   (47)       (986)   (11,389)
Other                                                    (2,258)               (3,285)    (20,095)   (12,722)
Consolidated                                             (3,229)              (59,420)   (111,131)   (47,781)
Equity in earnings (loss) of affiliates, net             (4,102)                  645     (12,493)   (16,646)
Other income, including gain on sale of
   Triton Canada in the year ended May 31, 1994           4,585                64,186       5,948      6,479
General corporate expenses                              (12,717)              (20,947)    (23,546)   (23,807)
Foreign exchange gain (loss)                                383                   252        (776)    (4,557)
Writedown of other investments                              ---                  (316)       (758)      (406)
Interest expense                                         (7,754)               (7,504)     (4,689)      (406)
Loss from continuing operations before
   income taxes and minority interest             $     (22,834)  $           (23,104)  $(147,445)  $(87,124)
TRADE AND OTHER RECEIVABLES:
Colombia                                          $      10,006   $             5,508   $     510   $     65
France                                                    3,866                 3,431       2,357      4,724
Indonesia                                                 1,257                 1,303       1,571      2,341
United States                                             2,614                 2,786       4,517      5,570
Canada                                                      ---                   ---       4,169      3,478
Other                                                       745                 1,551       3,592      1,629
Consolidated                                      $      18,488   $            14,579   $  16,716   $ 17,807
IDENTIFIABLE ASSETS:
Colombia                                          $     335,474   $           237,397   $ 147,280   $ 58,632
France                                                   27,038                28,954      78,830    166,970
Indonesia                                                 2,553                 3,978       6,042     19,557
United States                                            46,474                44,030      86,142     77,768
Canada                                                      ---                   ---      48,667     52,394
Other                                                    54,932                52,410      34,963     38,744
Consolidated                                            466,471               366,769     401,924    414,065
Net assets of discontinued operations                       ---                 4,566      21,789     35,873
Invesments in unconsolidated affiliates                  34,162                36,809      50,115     71,433
Corporate assets                                        118,568               207,957      88,103     49,798
                Total assets at period-end        $     619,201   $           616,101   $ 561,931   $571,169




All oil sales in France were to Societe Nationale Elf Aquitaine, which is principally owned by the French government. All oil sales in Indonesia are to Pertamina, the Indonesian government oil company.

22.     SUBSEQUENT EVENTS (UNAUDITED)

 EXPLORATION CONTRACT IN CHINA

On February 8, 1995, the Company and the China National Offshore Oil Company signed a production sharing contract in Beijing that will allow the Company to explore for hydrocarbons on Contract Area 16/22 in the Pearl River Mouth Basin about 110 miles southeast of Hong Kong.

EXPLORATION CONTRACT IN ECUADOR

On February 16, 1995, the Company signed an exploration agreement with Petroecuador for Block 19, which calls for the Company to acquire 250 miles of new seismic data and drill two exploratory wells during a four year exploration period.

LONG-TERM REVOLVING CREDIT FACILITY

On March 30, 1995, the Company signed a $65 million bank revolving credit
facility.   Borrowings bear interest at various rates either based on prime or the London Interbank Offered Rate and mature on September 30, 1996. The facility is secured by the Company's marketable securities portfolio and
Crusader common stock owned by the Company.   As of June 30, 1995, the Company
had borrowed $59.7 million and issued a letter of credit for $2.8 million under the facility.

SALE OF SARACEN MINERALS

In March 1995, Crusader Ltd. ("Crusader"), a 49.9% affiliate of the Company, completed the sale of Saracen Minerals for proceeds of $14.3 million. This sale resulted in a net gain to the Company of approximately $3.8 million.

FORWARD SALE OF COLOMBIAN OIL PRODUCTION

On May 26, 1995, the Company sold 10.4 million barrels of oil in a forward oil sale. Under the terms of the sale, the Company received approximately $87 million of the approximately $124 million net proceeds, and is entitled to receive substantially all of the remaining proceeds (now held in various interest-bearing reserve accounts) when the Company's Cusiana and Cupiagua fields project in Colombia becomes self-financing, which is expected in 1997, and when certain other conditions are met. The proceeds held in interest-bearing reserve accounts have been recorded as long-term receivables. The Company has recorded the net proceeds as deferred income and will recognize such revenue when the barrels are delivered during a five-year period beginning in June 1995. The volumes sold in the forward oil sale represent approximately 15% of the Company's currently projected Cusiana and Cupiagua production over the five-year period.

The oil was sold to an unrelated entity. Morgan Guaranty Trust Company of New York ("Morgan Guaranty") has agreed to purchase the oil delivered by the Company to the unrelated entity at a fixed price.

In order to accommodate efficient marketing of the oil, the Company has agreed to purchase such oil from Morgan Guaranty at a price per barrel equal to the then current market price of West Texas Intermediate crude ("WTI") minus $2.50. The Company intends to market the oil purchased from Morgan Guaranty together with the Company's other Colombian production.

Morgan Guaranty also agreed to purchase up to $40 million of additional production on a forward sale basis in the event that the Company is otherwise unable to meet its cash call obligations in respect of the Cusiana and Cupiagua fields project. The number of barrels would be determined based on a formula intended to reflect their fair market value. The Company does not expect, however, to sell any production under this agreement.

The purchase prices and other terms of the transaction were determined by arm's-length negotiations among the Company, J.P. Morgan Securities Inc., Morgan Guaranty and the unrelated entity. The prices reflect the various parties' mutual agreement as to present fair market value of the barrels of oil to be delivered, taking into account such factors as quality relative to WTI, transportation costs and timing of deliveries.

In anticipation of entering into the forward oil sale, the Company entered into five year commodity swap agreements in April and May 1995, to hedge price risk associated with the portion of the Company's oil production in Colombia expected to be sold in the forward oil sale. Sales of the Company's Colombian production are priced with reference to WTI. The swap agreements, which were entered into with a counterparty with a "AAA" credit rating, fixed a WTI price benchmark of $18.42 per barrel on approximately 10.4 million barrels. Simultaneously, the Company purchased from the same institution call options to retain the ability to benefit from future WTI price increases above $20.42 per barrel. The volumes and expiration dates on the call options coincide with the volumes and delivery dates under the swap agreements.

Prior to completion of the forward oil sale, the swap and call agreements had been accounted for as hedging transactions. Upon completion of the forward oil sale, as a result of which the swap agreements were superseded, the call options were recorded as a separate investment at their then fair market value of $9.3 million. As a result of this accounting treatment, fluctuations in the value of the call options will affect other income as non-cash adjustments.

 SALE OF TRITON FRANCE

On August 18, 1995, the Company sold Triton France S. A. through which it held its interest in the Villeperdue field. The Company received net proceeds of approximately $16 million and recorded a net gain of $3.5 million.

LAWSUIT SETTLEMENTS

In March 1995 and May 1995, the Company received proceeds of $1.9 million and $5.3 million, respectively, as settlement in two lawsuits.

EXPLORATION CONTRACT IN COLOMBIA

In June 1995, the company signed the Guayabo and Las Amelias Association Contract covering a contiguous area of approximately 1.7 million acres in
Colombia.    The  area is located approximately 150 kilometers north of Bogota and 140 kilometers northwest of the Fields, and its northern edge lies immediately south of the El Pinal block.

23.     QUARTERLY FINANCIAL DATA (UNAUDITED)

                                       FIRST      SECOND     ONE
 TRANSITION PERIOD ENDED               QUARTER    QUARTER    MONTH

December 31, 1994:
Sales and other operating revenues     $  9,758   $  7,932   $ 3,046
Gross profit (loss)                         112        (38)      (23)
Net earnings (loss)                      (8,173)   (11,100)   (8,435)
Net earnings (loss) per common share      (0.23)     (0.33)    (0.24)


                                       QUARTER
 FISCAL YEARS ENDED                    FIRST      SECOND     THIRD      FOURTH
May 31, 1994:
Sales and other operating revenues     $ 18,474   $ 10,129   $  6,962   $  7,643
Gross loss                              (11,419)   (13,087)   (17,652)    (7,780)
Net earnings (loss)                      35,078    (11,237)   (19,985)   (13,197)
Net earnings (loss) per common share       1.01      (0.32)     (0.57)     (0.38)

May 31, 1993:
Sales and other operating revenues     $ 22,274   $ 19,475   $ 22,274   $ 20,391
Gross profit (loss)                       2,902     (3,569)   (95,039)    (5,140)
Earnings (loss) before cumulative
  effect of accounting change             1,134     (5,908)   (65,123)   (23,655)
Net earnings (loss)                       5,151     (5,908)   (65,123)   (23,655)
Earnings (loss) per common share:
  Before cumulative effect of
    accounting change                      0.03      (0.17)     (1.90)     (0.69)
  Net earnings (loss)                      0.15      (0.17)     (1.90)     (0.69)

 Gross profit (loss) consists of sales and other operating revenues less operating expenses, depreciation, depletion and amortization and writedowns pertaining to operating assets.

In the month ended December 31, 1994, the Company recorded equity in losses of Crusader of $4.2 million due principally to adjustments to deferred taxes and writedowns of unproved oil and gas properties in the Philippines and Argentina.

In the fourth quarter of the year ended May 31, 1994, the Company recorded writedowns of $6.8 million, primarily resulting from application of the SEC ceiling limitation caused by a downward revision in the estimated reserves for France. The Company also recognized a gain of $1.5 million on the sale of its investment in Aero.

  In the fourth quarter of the year ended May 31, 1993, the Company recorded a loss provision of $16.1 million on the discontinued operations of the wholesale fuel segment. The Company also recorded a $25 million income tax benefit, of which $3.9 million was booked to additional paid-in capital, with the adoption of SFAS No. 109 due to the then pending sale of Triton Canada, the sale of certain domestic properties and anticipated income from Colombian operations.

On January 1, 1995, the Company began operating on a calendar year. Quarterly results restated for calendar 1994 are as follows:

                                       QUARTER
                                       FIRST      SECOND     THIRD         FOURTH
December 31, 1994:
Sales and other operating revenues     $  6,923   $  8,950   $ 8,637   $$  $  8,442
Gross profit (loss)                      (8,662)    (7,914)      (27)           (68)
Net earnings (loss)                     (14,058)   (13,826)   (7,870)       (16,947)
Net earnings (loss) per common share      (0.40)     (0.40)    (0.24)         (0.48)


In the fourth calendar quarter of 1994, the Company recorded equity in losses of Crusader of $4.5 million due principally to adjustments to deferred taxes and writedowns of unproved oil and gas properties in the Philippines and Argentina.

24.     OIL AND GAS DATA

  The following tables provide additional information about the Company's oil and gas exploration and production activities. Equity affiliate amounts reflect only the Company's proportionate interest in Crusader.

RESULTS OF OPERATIONS

The results of operations for oil and gas producing activities, considering direct costs only, follow:

                                                                         UNITED                               TOTAL
                                      COLOMBIA   FRANCE     INDONESIA    STATES          CANADA    OTHER      WORLDWIDE

December 31, 1994:
        Revenues                      $   6,249  $  9,179   $    3,174   $       1,919   $   ---   $    ---   $   20,521
        Costs:
          Production costs                4,290     5,784        2,054             144       ---        ---       12,272
          Depletion and depreciation      1,184     2,132          298           1,189       ---        ---        4,803
          Writedown of assets               ---       ---          ---             984       ---        ---          984
          Income taxes                       74       421          ---             ---       ---        ---          495

        Results of operations         $     701  $    842   $      822   $        (398)  $   ---   $    ---   $    1,967

May 31, 1994:
        Revenues                      $   5,911  $ 17,252   $    7,186   $       4,700   $ 5,961   $    229   $   41,239
        Costs:
          Production costs                4,230    10,347        6,413           2,436     2,919        281       26,626
          Depletion                         917     9,443        1,363           2,290     2,482        ---       16,495
          Writedown of assets               ---    43,201          922             ---       ---        251       44,374
          Income taxes                       85       ---          ---             ---       466        ---          551

        Results of operations         $     679  $(45,739)  $   (1,512)  $         (26)  $    94   $   (303)  $  (46,807)

May 31, 1993:
        Revenues                      $   3,474  $ 30,574   $   10,449   $      14,032   $20,423   $    105   $   79,057
        Costs:
          Production costs                2,411    13,494        5,984           2,471    10,431         97       34,888
          Depletion                         544    22,287        4,250           6,587     8,633        ---       42,301
          Writedown of assets               ---    66,765        8,734             879       ---     14,793       91,171
          Income taxes                      195       ---          ---             ---     1,466        ---        1,661

       Results of operations          $     324  $(71,972)  $   (8,519)  $       4,095   $  (107)  $(14,785)  $  (90,964)

May 31, 1992:
        Revenues                      $     ---  $ 37,515   $   12,146   $      13,423   $21,042   $    ---   $   84,126
        Costs:
          Production costs                  ---    15,034        4,501           2,857    11,874        ---       34,266
          Depletion                         ---    14,314        4,445           8,570     9,155        ---       36,484
          Writedown of assets               ---       ---       13,672           2,169     6,824     13,113       35,778
          Income taxes                      ---     2,102          ---             558       ---        ---        2,660

        Results of operations         $     ---  $  6,065   $  (10,472)  $        (731)  $(6,811)  $(13,113)  $  (25,062)

                  TRITON ENERGY CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (AMOUNTS IN TABLES IN THOUSANDS, EXCEPT FOR SHARE DATA)





  The Company's equity share of Crusader's results of operations for oil and gas producing activities follows:

                                        UNITED
                   AUSTRALIA   CANADA   STATES    OTHER     TOTAL

December 31, 1994  $    1,339  $   243  $    36   $(1,662)  $  (44)

May 31, 1994       $    2,904  $   712  $(1,270)  $   ---   $2,346

May 31, 1993       $    3,771  $ 1,259  $(3,338)  $   ---   $1,692

May 31, 1992       $    2,856  $   352  $    71   $   ---   $3,279







 COSTS INCURRED AND CAPITALIZED COSTS

     The costs incurred in oil and gas acquisition, exploration and development activities and related capitalized costs follow:

                                                    MALAYSIA-                         UNITED                           TOTAL
                                         COLOMBIA   THAILAND    FRANCE    INDONESIA   STATES         CANADA   OTHER    WORLDWIDE
December 31, 1994:
      Costs incurred:
        Property acquisition             $   9,824  $      ---  $    ---  $      ---  $         ---  $   ---  $ 1,058  $   10,882
        Exploration                         21,691       5,151        79         ---            ---      ---    7,088      34,009
        Development                         31,892         ---         5           1              1      ---      ---      31,899
      Depletion per equivalent
        barrel of production                  1.77         ---      4.15        1.60           7.04      ---      ---        3.37

      Cost of properties at period-end:
        Unevaluated                      $  38,000  $   20,334  $    281  $      ---  $       9,202  $   ---  $31,513  $   99,330

        Evaluated                        $ 175,281  $      ---  $265,284  $   44,594  $     190,396  $   ---  $ 8,667  $  684,222

        Support equipment and
         facilities                      $  78,601  $      ---  $    ---  $      ---  $         ---  $   ---  $   ---  $   78,601



      Accumulated depletion and
        depreciation at period-end       $   2,645  $      ---  $244,264  $   44,097  $     178,623  $   ---  $ 8,667  $  478,296







                  TRITON ENERGY CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (AMOUNTS IN TABLES IN THOUSANDS, EXCEPT FOR SHARE DATA)





                                                    MALAYSIA-                         UNITED                            TOTAL
                                         COLOMBIA   THAILAND    FRANCE    INDONESIA   STATES         CANADA    OTHER    WORLDWIDE
May 31, 1994:
      Costs incurred:
        Property acquisition             $     ---  $      750  $    ---  $      ---  $         ---  $     94  $   ---  $      844
        Exploration                         24,865       4,775       205         ---            ---       260   12,366      42,471
        Development                         29,833         ---     3,575       1,050            300     2,022      ---      36,780
      Depletion per equivalent
        barrel of production                  1.96         ---      8.97        3.09           6.58      3.60      ---        5.47

      Cost of properties at period-end:
        Unevaluated                      $  47,833  $   15,183  $    212  $      ---  $      10,094  $    ---  $23,847  $   97,169

        Evaluated                        $ 118,215  $      ---  $266,231  $   47,677  $     190,033  $    ---  $ 7,715  $  629,871

        Support equipment and
         facilities                      $  45,688  $      ---  $    ---  $      ---  $         ---  $    ---  $   ---  $   45,688
      Accumulated depletion
        at period-end                    $   1,461  $      ---  $243,084  $   46,560  $     176,450  $    ---  $ 7,715  $  475,270

May 31, 1993:
      Costs incurred:
        Property acquisition             $     ---  $      ---  $    ---  $      ---  $         ---  $    205  $ 2,781  $    2,986
        Exploration                         27,115       2,431     1,677         ---            ---     1,487    3,647      36,357
        Development                         27,988         ---     2,512       1,417            348     5,703      ---      37,968
      Depletion per equivalent
        barrel of production                  2.48         ---     15.19        7.93           6.81      3.24      ---        7.22

      Cost of properties at period-end:
        Unevaluated                      $  33,460  $    9,658  $    164  $      ---  $      10,514  $  1,321  $11,483  $   66,600

        Evaluated                        $  77,890  $      ---  $264,004  $   46,246  $     202,874  $119,393  $15,589  $  725,996

       Support equipment and
           facilities                    $  24,983  $      ---  $    ---  $      ---  $         ---  $    ---  $   ---  $   24,983
      Accumulated depletion
        at period-end                    $     544  $      ---  $190,440  $   43,983  $     174,419  $ 76,940  $15,589  $  501,915

May 31, 1992:
      Costs incurred:
        Property acquisition             $     ---  $      ---  $    ---  $      ---  $         ---  $    238  $ 1,579  $    1,817
        Exploration                         20,231       1,603    11,184         ---          1,191     3,287   10,629      48,125
        Development                          9,224         ---     9,683       7,090          2,767     1,158      ---      29,922
      Depletion per equivalent
        barrel of production                   ---         ---      7.91        7.24           7.68      3.20      ---        5.70

      Cost of properties at period-end:
        Unevaluated                      $  24,069  $    6,950  $  9,511  $    2,428  $      10,605  $  1,907  $20,411  $   75,881

        Evaluated                        $  33,846  $      ---  $256,853  $   42,342  $     202,435  $118,199  $ 4,626  $  658,301

      Accumulated depletion
        at period-end                    $     ---  $      ---  $107,774  $   30,951  $     166,950  $ 72,390  $ 4,626  $  382,691

                  TRITON ENERGY CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (AMOUNTS IN TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)




 A summary of costs excluded from depletion at December 31, 1994 by year incurred follows:

                                                                        MAY 31,
                               DEC. 31,   MAY 31,   MAY 31,   MAY 31,          1991
                      TOTAL         1994      1994      1993      1992   AND PRIOR
Property acquisition  $ 6,854  $     921  $    750  $  1,950  $    ---  $     3,233
Exploration            62,823     25,662    16,710     4,134     4,271       12,046
Capitalized interest   29,653      8,347    16,863     1,888       945        1,610
                               $
    Total worldwide   $99,330  $  34,930  $ 34,323  $  7,972  $  5,216  $    16,889


  The Company has significant property acquisition and exploration costs that have not been evaluated and are not currently subject to depletion. At this time the Company is unable to predict either the timing of the inclusion of those costs and the related oil and gas reserves in its depletion computation or their potential future impact on depletion rates. Drilling or other exploration activities are being conducted in each of these cost centers.

 The Company's equity share of costs incurred by Crusader follows:

                                                     UNITED
                                AUSTRALIA   CANADA   STATES   OTHER   TOTAL
Cost of property acquisition,
  exploration and development:

     December 31, 1994          $    3,557  $   313  $    26  $1,028  $ 4,924

      May 31, 1994              $    2,955  $ 1,099  $ 1,687  $  ---  $ 5,741

      May 31, 1993              $    1,631  $ 1,153  $   807  $  ---  $ 3,591

      May 31, 1992              $    3,740  $   680  $ 4,110  $  118  $ 8,648

Net capitalized costs:

     December 31, 1994          $   28,987  $ 3,889  $   ---  $1,340  $34,216

      May 31, 1994              $   27,001  $ 4,395  $ 3,750  $  ---  $35,146

      May 31, 1993              $   26,336  $ 4,374  $ 2,846  $  ---  $33,556

      May 31, 1992              $   30,851  $ 3,984  $ 6,337  $  430  $41,602






                  TRITON ENERGY CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (AMOUNTS IN TABLES IN THOUSANDS, EXCEPT FOR SHARE DATA)

 OIL AND GAS RESERVE DATA (UNAUDITED)

  The following tables present the Company's estimates of its proved oil and gas reserves. These estimates were prepared by the Company's independent and internal petroleum reservoir engineers. The Company emphasizes that reserve estimates are inherently imprecise and are expected to change as future information becomes available. Oil reserves are stated in thousands of barrels and gas reserves are stated in millions of cubic feet. The largest portion of the Company's reserves relate to the SDLA, Tauramena and Rio Chitamena Association Contract Areas in Colombia. The Company had a 20% and 50% interest in the reserves of SDLA and Tauramena, respectively, for 1992 and 1991. The reserves for 1994 and 1993 reflect the equalization of these interests to 24% and Ecopetrol's decision to exercise its contractual right to acquire 50% of the working interest through the declaration of commerciality. The Company consequently has a 9.6% working interest in these areas after 20% governmental royalties.

                                    COLOMBIA             FRANCE    INDONESIA   UNITED STATES             CANADA
                                    OIL        GAS       OIL       OIL         OIL             GAS       OIL      GAS

Proved developed and
  undeveloped reserves:
    As of May 31, 1991                13,952    84,110    28,352       3,660           2,405    22,072    2,035    99,046
    Revisions                            ---   (84,110)   (2,414)     (1,322)            449    (1,148)     104    (6,170)
    Sales                                ---       ---       ---         ---            (144)     (157)     ---       ---
    Extensions and discoveries        15,284     1,530       ---         ---             ---       ---      130     2,747
    Production                           ---       ---    (1,809)       (614)           (421)   (4,172)    (251)  (15,675)

    As of May 31, 1992                29,236     1,530    24,129       1,724           2,289    16,595    2,018    79,948
    Revisions                          5,398    14,720   (14,574)       (237)             57     8,271      197     6,332
    Purchases of minerals in place       ---       ---       101         ---             ---       ---      ---       ---
    Extensions and discoveries        51,801       ---       ---         ---               3       104      750     6,498
    Production                          (219)      ---    (1,467)       (536)           (397)   (3,421)    (279)  (14,329)

    As of May 31, 1993                86,216    16,250     8,189         951           1,952    21,549    2,686    78,449
    Revisions                          3,682       ---    (2,177)        165              23    (1,644)     ---       ---
    Sales                                ---       ---      (502)        ---          (1,171)  (11,426)  (2,584)  (74,928)
    Extensions and discoveries         3,173       ---       ---         ---             ---       ---      ---       ---
    Production                          (467)      ---    (1,053)       (441)           (156)   (1,150)    (102)   (3,521)

    As of May 31, 1994                92,604    16,250     4,457         675             648     7,329      ---       ---
    Revisions                         10,113    (1,529)    2,301         (87)             14       486      ---       ---
    Sales                                ---       ---       ---         ---             ---       ---      ---       ---
    Purchases of minerals in place     2,111       ---       ---         ---             ---       ---      ---       ---
    Production                          (435)      ---      (514)       (186)            (66)     (618)     ---       ---

As of December 31, 1994              104,393    14,721     6,244         402             596     7,197      ---       ---

                                    ARGENTINA  TOTAL WORLDWIDE
                                    OIL        OIL       GAS

Proved developed and
  undeveloped reserves:
    As of May 31, 1991                   ---    50,404   205,228
    Revisions                            ---    (3,183)  (91,428)
    Sales                                ---      (144)     (157)
    Extensions and discoveries           ---    15,414     4,277
    Production                           ---    (3,095)  (19,847)

    As of May 31, 1992                   ---    59,396    98,073
    Revisions                              6    (9,153)   29,323
    Purchases of minerals in place       ---       101       ---
    Extensions and discoveries           ---    52,554     6,602
    Production                            (6)   (2,904)  (17,750)

    As of May 31, 1993                   ---    99,994   116,248
    Revisions                             18     1,711    (1,644)
    Sales                                ---    (4,257)  (86,354)
    Extensions and discoveries           ---     3,173       ---
    Production                           (18)   (2,237)   (4,671)

    As of May 31, 1994                   ---    98,384    23,579
    Revisions                            ---    12,341    (1,043)
    Sales                                ---       ---       ---
    Purchases of minerals in place       ---     2,111       ---
    Production                           ---    (1,201)     (618)

As of December 31, 1994                  ---   111,635    21,918

                  TRITON ENERGY CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (AMOUNTS IN TABLES IN THOUSANDS, EXCEPT FOR SHARE DATA)


                               COLOMBIA          FRANCE  INDONESIA  UNITED STATES          CANADA          ARGENTINA
                               OIL       GAS     OIL     OIL        OIL            GAS     OIL     GAS     OIL

Proved developed reserves at:
    May 31, 1992                    ---     ---   7,468      1,724          2,138  16,396   2,018  79,948        ---
    May 31, 1993                    ---     ---   8,189        951          1,945  21,540   2,516  78,449        ---
    May 31, 1994                  1,237     ---   4,457        675            648   7,329     ---     ---        ---
    December 31, 1994            47,789  14,721   6,244        402            596   7,197     ---     ---        ---


                               TOTAL WORLDWIDE
                               OIL       GAS

Proved developed reserves at:
    May 31, 1992                 13,348  96,344
    May 31, 1993                 13,601  99,989
    May 31, 1994                  7,017   7,329
    December 31, 1994            55,031  21,918












  The Company's proportional equity interest in Crusader's estimated proved developed and undeveloped oil and gas reserves is as follows:

                   AUSTRALIA          CANADA         UNITED STATES       TOTAL
                   OIL        GAS     OIL     GAS    OIL            GAS  OIL    GAS

May 31, 1992           1,464  43,923   1,069  2,766            115  308  2,648  46,997

May 31, 1993           2,803  39,646   1,108  2,615             83  167  3,994  42,428

May 31, 1994           2,574  40,174     963  2,790             48  122  3,585  43,086

December 31, 1994      3,163  59,115     823  1,836            ---  ---  3,986  60,951

                  TRITON ENERGY CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (AMOUNTS IN TABLES IN THOUSANDS, EXCEPT FOR SHARE DATA)




 STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH INFLOWS AND CHANGES THEREIN (UNAUDITED)

  The following table presents a standardized measure of discounted future net cash inflows relating to proved oil and gas reserves. Future cash inflows were computed by applying year end prices of oil and gas relating to the Company's proved reserves to the estimated year end quantities of those reserves. Future price changes were considered only to the extent provided by contractual agreements in existence at year end. Future production and development costs were computed by estimating those expenditures expected to occur in developing and producing the proved oil and gas reserves at the end of the year, based on year end costs. Actual future cash inflows may vary considerably and the standardized measure does not necessarily represent the fair value of the Company's oil and gas reserves.

                                                                              UNITED            TOTAL
                                           COLOMBIA     FRANCE    INDONESIA   STATES   CANADA   WORLDWIDE
December 31, 1994:
      Future cash inflows                  $ 1,764,939  $105,523  $    6,677  $20,072  $   ---  $1,897,211
      Future production and
        development costs                      440,227    59,558       5,645    1,845      ---     507,275
      Future net cash inflows before
        income taxes                       $ 1,324,712  $ 45,965  $    1,032  $18,227  $   ---  $1,389,936

      Future net cash inflows before
        income taxes discounted at 10%
        per annum                          $   594,061  $ 25,759  $      974  $11,824  $   ---  $  632,618
      Future income taxes discounted at
10% per annum                                  132,948       ---         ---      ---      ---     132,948
      Standardized measure of discounted
        future net cash inflows            $   461,113  $ 25,759  $      974  $11,824  $   ---  $  499,670

May 31, 1994:
      Future cash inflows                  $ 1,591,448  $ 76,755  $   10,278  $23,562  $   ---  $1,702,043
      Future production and
        development costs                      474,382    44,603       7,575    1,945      ---     528,505
      Future net cash inflows before
        income taxes                       $ 1,117,066  $ 32,152  $    2,703  $21,617  $   ---  $1,173,538

      Future net cash inflows before
        income taxes discounted at 10%
        per annum                          $  $506,022  $ 23,147  $    2,570  $14,008  $   ---  $  545,747
      Future income taxes discounted at
10% per annum                                  150,537       ---         ---      ---      ---     150,537
      Standardized measure of discounted
        future net cash inflows            $  $355,485  $ 23,147  $    2,570  $14,008  $   ---  $  395,210



                                                                             UNITED             TOTAL
                                           COLOMBIA    FRANCE    INDONESIA   STATES   CANADA    WORLDWIDE
May 31, 1993:
      Future cash inflows                  $1,608,471  $163,367  $   18,095  $70,347  $162,208  $2,022,488
      Future production and
        development costs                     498,032    79,593      13,926   10,575    85,035     687,161
      Future net cash inflows before
        income taxes                       $1,110,439  $ 83,774  $    4,169  $59,772  $ 77,173  $1,335,327

      Future net cash inflows before
        income taxes discounted at 10%
        per annum                          $  455,077  $ 54,594  $    3,630  $38,693  $ 56,322  $  608,316
      Future income taxes discounted at
10% per annum                                 149,033       ---         ---      ---     7,801     156,834
      Standardized measure of discounted
        future net cash inflows            $  306,044  $ 54,594  $    3,630  $38,693  $ 48,521  $  451,482

May 31, 1992:
      Future cash inflows                  $  581,806  $527,701  $   30,492  $63,978  $146,211  $1,350,188
      Future production and
        development costs                     347,588   236,150      17,049   12,237    82,247     695,271
      Future net cash inflows before
        income taxes                       $  234,218  $291,551  $   13,443  $51,741  $ 63,964  $  654,917

      Future net cash inflows before
        income taxes discounted at 10%
        per annum                          $   64,969  $160,581  $   11,560  $35,485  $ 45,489  $  318,084
      Future income taxes discounted at
10% per annum                                  19,208    33,576         ---      ---     2,921      55,705
      Standardized measure of discounted
        future net cash inflows            $   45,761  $127,005  $   11,560  $35,485  $ 42,568  $  262,379


The Company's proportional equity interest in Crusader's standardized measure of discounted future net cash inflows follows:

                                        UNITED
                   AUSTRALIA   CANADA   STATES   TOTAL

December 31, 1994  $   32,492  $ 3,424  $   ---  $35,916

May 31, 1994       $   35,306  $ 3,997  $   526  $39,829

May 31, 1993       $   35,939  $ 6,016  $ 1,175  $43,130

May 31, 1992       $   31,549  $ 4,964  $ 1,701  $38,214

  Changes in the standardized measure of discounted future net cash inflows follow:

                                                 DEC. 31,    MAY 31,
                                                      1994       1994        1993        1992
Total worldwide, excluding equity share:
  Beginning of period                            $ 395,210   $451,482   $ 262,379   $ 281,664
  Extensions, discoveries and improved recovery        ---     16,521     276,834      35,959
  Sales, net of production costs                    (8,249)   (14,613)    (44,169)    (49,860)
  Net change in prices and production costs        (14,746)   (54,143)     (4,958)     91,844
  Purchases of reserves                              9,573        ---         674         ---
  Sales of reserves                                    ---    (83,462)        ---        (936)
  Revisions of quantity estimates                   43,816        879     (58,019)   (111,575)
  Accretion of discount                             31,835     60,831      31,809      34,617
  Development and facilities costs incurred         45,152     57,485      62,951      29,922
  Change in future development costs                 3,695    (57,459)     19,228     (53,767)
  Changes in production rates and other            (24,205)    11,392       5,882      (4,284)
  Net change in income taxes                        17,589      6,297    (101,129)      8,795

  End of period                                  $ 499,670   $395,210   $ 451,482   $ 262,379


At May 31, 1993 and 1992, $33.4 million and $61.4 million, respectively, of the consolidated standardized measure of discounted future net cash inflows was attributable to minority interests in consolidated subsidiaries. The Company's weighted average oil price per barrel during the seven months ended December 31, 1994, and at December 31, 1994, was $16.25 and $16.46,
respectively.





                                 SCHEDULE II

                  TRITON ENERGY CORPORATION AND SUBSIDIARIES
                      VALUATION AND QUALIFYING ACCOUNTS
                                (IN THOUSANDS)


                                           ADDITIONS
                              BALANCE AT                 CHARGED TO                 BALANCE
                              BEGINNING    CHARGED TO    OTHER                      AT CLOSE
CLASSIFICATIONS               OF YEAR      EARNINGS      ACCOUNTS     DEDUCTIONS    OF YEAR
----------------------------

Year ended May 31, 1992 -
  Allowance for doubtful
     receivables              $     2,632  $     2,648   $        14  $      (516)  $   4,778


Year ended May 31, 1993 -
  Allowance for doubtful
     receivables              $     4,778  $       964   $       ---  $    (4,580)  $   1,162

  Allowance for deferred
     tax asset                $       ---  $    21,080   $    51,746  $       ---   $  72,826

Year ended May 31, 1994 -
  Allowance for doubtful
     receivables,  excluding
     discontinued operations  $     1,162  $      (149)  $         4  $      (144)  $     873

  Allowance for deferred
     tax asset                $    72,826  $     1,027   $       ---  $       ---   $  73,853

Period ended Dec 31, 1994 -
   Allowance for doubtful
       receivables            $       873  $        19   $        20  $       (15)  $     897

   Allowance for deferred
       tax asset              $    73,853  $    28,336   $       ---  $       ---   $ 102,189


___________________
Note - Deductions in the year ended May 31, 1993 relate primarily to discontinued operations.